UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

AEROFLEX HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AEROFLEX HOLDING CORP.

35 South Service Road

Plainview, New York 11803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 15, 2013

To our Stockholders:

The annual meeting of stockholders of AEROFLEX HOLDING CORP. will be held at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022 on Friday, November 15, 2013, at 10:00 a.m., Eastern Time. The Annual Meeting is being held for the following purposes, as more fully described in the accompanying Proxy Statement:

1.          To elect thirteen directors to hold office until the 2014 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.          To approve, on an advisory basis, named executive officer compensation;

3.          To approve the adoption of the Aeroflex Holding Corp. 2013 Performance Bonus Plan;

4.          To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014; and

5.          To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on September 16, 2013 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, to ensure the presence of a quorum, please vote over the Internet or by telephone as instructed on the proxy card or complete, date, sign and return a proxy card as promptly as possible. Even if you plan to attend the Annual Meeting, please take advantage of one of the advance voting options to ensure that your shares are represented at the Annual Meeting. You may change your voting instructions or revoke your proxy at any time before it is voted by following the procedures described in this Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Edward S. Wactlar
Senior Vice President, General Counsel
and Secretary

Dated:	Plainview, New York
October 4, 2013

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on November 15, 2013:

This Proxy Statement and the 2013 Annual Report to Stockholders

are available at www.proxyvote.com

AEROFLEX HOLDING CORP.

35 South Service Road

Plainview, New York 11803

ANNUAL MEETING OF STOCKHOLDERS

Friday, November 15, 2013

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aeroflex Holding Corp. for use at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. When used in this Proxy Statement, the terms “Aeroflex,” “the Company,” “we,” “us” or “our” refer to Aeroflex Holding Corp. and, as applicable, our consolidated subsidiaries, including our primary operating subsidiary, Aeroflex Incorporated.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), we are using the Internet as our primary means of furnishing proxy materials to stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and 2013 Annual Report to Stockholders, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

ABOUT THE MEETING

Why did I receive these proxy materials?

Beginning on or shortly after October 4, 2013, this Proxy Statement and form of proxy are first being sent or given to stockholders of record as of the September 16, 2013 record date, as part of the Board of Directors’ solicitation of proxies for Aeroflex’s Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and Aeroflex’s 2013 Annual Report to Stockholders (which have been made available to stockholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes offers an informed view of Aeroflex Holding Corp. and meet the regulations of the SEC for proxy solicitations. Our management prepared this Proxy Statement for the Board of Directors.

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What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

We are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet, instead of mailing printed copies of those materials to all stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. Stockholders will instead receive a “Notice of Internet Availability of Proxy Materials” with instructions for accessing our proxy materials, including our Proxy Statement and 2013 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can obtain a paper copy of our proxy materials if they so choose. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources. If you elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election. Stockholders who have elected to receive the proxy materials electronically will be receiving an email on or about October 4, 2013 with information on how to access stockholder information and instructions for voting.

What is being considered at the meeting?

You will be voting on the following matters:

1.          The election of thirteen directors to hold office until the 2014 annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.          To approve, on an advisory basis, named executive officer compensation;

3.          To approve the adoption of the Aeroflex Holding Corp. 2013 Performance Bonus Plan;

4.          To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014; and

5.          To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We do not expect to ask you to vote on any other matters at the meeting.

In addition, our management will report on our performance during fiscal 2013 and respond to your questions.

Who is entitled to vote at the meeting?

You are entitled to vote at the Annual Meeting if you owned stock as of the close of business on September 16, 2013. Each share of common stock is entitled to one vote.

How do I vote?

Voting by Proxy

For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote by proxy via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card; alternatively such stockholders who receive a paper proxy card may vote by mail by signing and returning the mailed proxy card in the prepaid and addressed envelope that is enclosed with the proxy materials. In each case your shares will be voted at the Annual Meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may also submit your voting instructions over the Internet or by telephone by following the instructions provided by your record holder in the Notice of Internet Availability of Proxy Materials. If you received printed copies of the proxy materials, you can submit voting instructions by telephone or mail by following the instructions provided by your record holder on the enclosed voting instructions card. Those who elect to vote by mail should complete and return the voting instructions card in the prepaid and addressed envelope provided.

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Voting at the Meeting

If your shares are registered in your own name, you have the right to vote in person at the Annual Meeting by using the ballot provided at the Annual Meeting, or if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy or voting instructions in advance of the meeting will not affect your right to vote in person should you decide to attend the Annual Meeting.

Can I change my mind after I return my proxy?

Yes, you may change your mind at any time before the vote is taken at the meeting. You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Aeroflex’s Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the approval, on an advisory basis, of the compensation of Aeroflex’s named executive officers as presented in this Proxy Statement, FOR the approval of the adoption of the Aeroflex Holding Corp. 2013 Performance Bonus Plan and FOR the ratification of KPMG LLP to serve as our independent registered public accounting firm and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

What does it mean if I receive more than one notice or proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company and its telephone number is (212) 936-5100.

What is “householding” and how am I affected?

The SEC permits us to deliver a single copy of the proxy materials to stockholders who have the same address and last name. Each stockholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs. If you received one set of these documents at your household and you wish to receive separate copies, you may request them in writing at Aeroflex Holding Corp., 35 South Service Road, P.O. Box 6022, Plainview, New York 11803; Attn: Investor Relations or by phone at 516-694-6700 and these documents will be promptly delivered to you. If you do not wish to participate in householding and prefer to receive separate copies of our proxy materials, now or in the future, please submit a request to us at the address or phone number listed above.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

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Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including the ratification of accountants. At our meeting, these shares will be counted as voted by the brokerage firm in the ratification of accountants even if the broker does not receive instructions from you.

Brokers are prohibited from exercising discretionary authority on non-routine matters. Proposals one, two and three are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). Therefore, if the broker does not receive voting instructions from you with respect to proposals one, two or three, the broker will not be able to vote your shares on those items and, consequently, your shares will be considered a “broker non-vote” on such matters. In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the meeting and entitled to vote, those shares will still be counted for the purpose of determining if a quorum is present.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person, if you properly submit your proxy or if your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a broker vote or non-vote on the ratification of accountants. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of September 16, 2013 must be present at the meeting. This is referred to as a quorum. On September 16, 2013, we had 84,942,690 shares issued and outstanding.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast. The “plurality” standard means the nominees who receive the largest number of “for” votes cast are elected as directors. Shares not voted on the election of directors will have no effect on the voting outcome with respect to the election of directors.

What vote is required to approve, on an advisory basis, named executive officer compensation?

Approval, on an advisory basis, of named executive officer compensation requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Because your vote is advisory, it will not be binding on our Board or the Company. However, the Board or Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions will be counted as votes cast and will have the same effect as a vote against this proposal. Broker non-votes, if any, will not be considered in the tabulation of votes.

What vote is required to approve the adoption of the Aeroflex Holding Corp. 2013 Performance Bonus Plan?

Approval of the adoption of the Aeroflex Holding Corp. 2013 Performance Bonus Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted as votes cast and will have the same effect as a vote against this proposal. Broker non-votes, if any, will not be considered in the tabulation of votes.

What vote is required to ratify the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item at the Annual Meeting will be required for approval. Abstentions will have the same effect as a vote against this proposal.

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How can I find the results of the voting at the Annual Meeting?

Final voting results will be announced in a Current Report on Form 8-K to be filed by us with the SEC within four business days after the conclusion of the Annual Meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides that, at any time that VGG Holding LLC, a Delaware limited liability company (the “parent LLC”), owns at least a majority of our then outstanding common stock, the size of our Board of Directors will be determined by the affirmative vote of a majority of our then outstanding common stock. At any time that the parent LLC does not own at least a majority of our then outstanding common stock, the size of our Board of Directors will be determined by the affirmative vote of our Board of Directors. The parent LLC owns approximately 76.5% of our outstanding common stock. See “Stock Ownership.” The parent LLC, through its majority ownership of our outstanding common stock, has fixed the size of the Board at thirteen directors.

Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted for the election as directors of each nominee, unless any nominee shall be unavailable, in which case such shares will be voted for a substitute nominee as may be designated by our Board of Directors, unless parent LLC chooses to reduce the number of directors serving on the Board. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Director Designation Agreement

In connection with our initial public offering (“IPO”) in November 2010, we entered into a director designation agreement with the parent LLC which contains provisions relating to the composition of our Board of Directors. Pursuant to the director designation agreement, the parent LLC is entitled to nominate directors to our Board of Directors. See “Certain Relationships and Related Transactions-Director Designation Agreement.” Pursuant to the limited liability company agreement of the parent LLC, our Sponsors have the right to select the individuals that the parent LLC has the right to nominate under the director designation agreement. See “– Limited Liability Company Agreement.” Our Sponsors include, collectively, The Veritas Capital Fund III, L.P. (“Veritas Capital”), Golden Gate Private Equity, Inc. (“Golden Gate Capital”), GS Direct, L.L.C. (“GS Direct”) and the respective affiliates of and funds managed by these entities.

The director designation agreement provides that, for so long as the parent LLC owns at least one share of our outstanding common stock, we may not take any action, including making or recommending any amendment to our certificate of incorporation or bylaws, that (i) would decrease the size of our Board of Directors if such decrease would cause us to fail to satisfy the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors without the resignation of a director nominated by any of the Sponsors or (ii) otherwise could reasonably be expected to adversely affect the parent LLC's rights under the director designation agreement, in each case without the consent of the parent LLC. The parent LLC has the right to nominate individuals to our Board of Directors at each meeting of stockholders where directors are to be elected and, subject to limited exceptions, we will include in the slate of nominees recommended to our stockholders for election as directors the number of individuals designated by the parent LLC as follows:

•	until such time as we are required to comply with the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors, such number of individuals as are designated by the parent LLC; and

•	during such time as (i) the parent LLC owns less than a majority but at least one share of our outstanding common stock and (ii) we are required to comply with the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors, four individuals designated by the parent LLC.

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Board Composition

We believe that each of our directors should have a range of skills, experience, diversity and expertise that enables them to provide sound guidance with respect to our business and operations. Each of our directors has an established record of professional accomplishment and particular experience, qualifications, attributes and skills that the Board of Directors considers important in determining that each director should be a member. See below for biographical information concerning our director nominees.

Nominee Biographies

Listed below are the thirteen nominees for director at the Annual Meeting, all of whom are currently serving as our directors and nominated for re-election.

Name	Age	Position
Hugh Evans	45	Chairman of the Board of Directors
Leonard Borow	65	President and Chief Executive Officer, Director
John Buyko	53	Executive Vice President and President of Aeroflex Microelectronic Solutions, Director
Prescott Ashe	46	Director
Joe Benavides	42	Director
Bradley J. Gross	40	Director
John D. Knoll	42	Director
Ramzi M. Musallam	45	Director
Richard N. Nottenburg	59	Director
Benjamin M. Polk	62	Director
Charles S. Ream	69	Director
Mark. H. Ronald	72	Director
Peter J. Schoomaker	67	Director

Hugh Evans has served as the Chairman of our Board of Directors since September 2012 and as a member of our Board of Directors since August 2007. Mr. Evans is a Partner of Veritas Capital. Prior to joining Veritas in 2005, Mr. Evans was a Partner at Falconhead Capital, a middle market private equity firm. Prior to Falconhead, Mr. Evans was a Principal at Stonington Partners. Mr. Evans began his private equity career in 1992 at Merrill Lynch Capital Partners, the predecessor firm of Stonington, which was a wholly owned subsidiary of Merrill Lynch. He is a member of the board of directors of CPI International Holding Corp., Truven Health Analytics Inc. and several private companies. Mr. Evans holds an A.B. from Harvard University and an M.B.A. from the University of Chicago Graduate School of Business. Mr. Evans was selected to serve as one of our directors because he is a Partner of the general partner of our largest beneficial owner and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, private equity investment and board service.

Leonard Borow is our President and Chief Executive Officer. He has been employed by us in various executive positions since 1989. He has been our President and Chief Executive Officer since October 2007, Chief Executive Officer of Aeroflex Incorporated since August 2007, President of Aeroflex Incorporated since August 2005, Chief Operating Officer of Aeroflex Incorporated since October 1991 and a member of the board of directors of Aeroflex Incorporated since November 1992. Mr. Borow has served as a member of our Board of Directors since August 2007. From February 2004 until August 2005, Mr. Borow was one of Aeroflex Incorporated's Vice Chairmen, and from October 1991 until February 2004, Mr. Borow was Executive Vice President of Aeroflex Incorporated. Prior to joining Aeroflex Incorporated, Mr. Borow was President of Comstron Corporation, a manufacturer of fast switching frequency synthesizers and components, which we acquired in November 1989. Mr. Borow was selected to serve as one of our directors because he is our President and Chief Executive Officer and has extensive knowledge of our business and historical development. Mr. Borow has important relationships with our major customers and has been a significant contributor to the expansion of our business through both organic growth and acquisitions.

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John Buyko is our Executive Vice President and President of our Aeroflex Microelectronics Solutions (“AMS”) division. He has been employed by us in various executive positions since January 1991. He has been our Executive Vice President since August 2007, Executive Vice President of Aeroflex Incorporated since December 2006, Vice President of Aeroflex Incorporated from August 2005 to December 2006 and President of our AMS division since September 2001. From December 1998 until September 2001, Mr. Buyko was Senior Vice President—Marketing and Sales of our AMS division. Mr. Buyko was selected to serve as one of our directors because he is our Executive Vice President and President of our AMS division and has extensive knowledge of our business and historical development. Mr. Buyko has important relationships with our major customers and has been a significant contributor to the expansion of our business through both organic growth and acquisitions. Mr. Buyko has also served as a member of our Board of Directors since August 2007. Mr. Buyko is also a member of the board of directors of IceMOS Technology LTD, a privately owned developer and supplier of high quality thick film bonded SOI (Silicon On Insulator) wafers, with which we have a licensing agreement.

Prescott Ashe has served as a member of our Board of Directors since August 2007. Mr. Ashe has been a Managing Director of Golden Gate Capital since 2004. Prior to joining Golden Gate Capital, Mr. Ashe was an investment professional at Bain Capital, which he initially joined in 1991. Prior to joining Bain Capital, Mr. Ashe was a consultant at Bain & Company. He currently serves on the board of directors of U.S. Silica Holdings, Inc., GXS Worldwide, Inc., Infor, Inc., Aspect Software Group Holdings, Ltd. and several private companies in which Golden Gate Capital is an investor. Mr. Ashe holds a B.S. in Business Administration from the University of California at Berkeley and a J.D. from Stanford Law School. Mr. Ashe was selected to serve as one of our directors because he is a Managing Director of one of our largest beneficial owners and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in private equity investment and board service.

Joe Benavides has served as a member of our Board of Directors since August 2007. Mr. Benavides is a Principal at Veritas Capital. Prior to joining Veritas in 2007, Mr. Benavides was a Managing Director at The Blackstone Group. Prior to joining Blackstone in 2004, Mr. Benavides was a Vice President in the Financial Sponsors Group at Credit Suisse. Mr. Benavides holds a B.S. in Economics with a concentration in Finance from the Georgia Institute of Technology and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania. Mr. Benavides was selected to serve as one of our directors because he is a Principal of the general partner of our largest beneficial owner and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, accounting, private equity investment and board service.

Bradley J. Gross has served as a member of our Board of Directors since August 2007. Mr. Gross has been a Managing Director in the Principal Investment Area of Goldman, Sachs & Co. since 2007, where he has led and executed investments in a wide range of industries. Mr. Gross currently serves on the board of directors of Americold Realty Trust, Apple American Group, LLC, Griffon Corporation, Interline Brands, Inc. and several other private companies in which Goldman, Sachs & Co. is an investor. Mr. Gross holds a B.A. from Duke University and an M.B.A. from the Stanford University Graduate School of Business. Mr. Gross was selected to serve as one of our directors because he is a Managing Director of an affiliate of one of our largest beneficial owners and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, management and board service.

John D. Knoll has served as a member of our Board of Directors since August 2007. Mr. Knoll is a Managing Director of Golden Gate Capital, which he joined in 2000. Mr. Knoll's primary focus is on the broader electronics sector, including semiconductor devices and equipment, electronic manufacturing, and technology end markets including enterprise hardware, telecommunications services and equipment, aerospace and defense, and test and measurement devices. Prior to joining Golden Gate Capital, Mr. Knoll spent a year as Product Manager at Covad Communications. Prior to Covad Communications, Mr. Knoll spent four years as a Consultant with Bain & Company, where he worked in technology, media, and telecommunications. In that time, Mr. Knoll served on the board of directors of Lantiq, Tollgrade and other Golden Gate Capital technology portfolio companies. Mr. Knoll holds a B.S. and M.S. in Industrial Engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Knoll was selected to serve as one of our directors because he is a Managing Director of one of our largest beneficial owners and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in private equity investment and board service.

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Ramzi M. Musallam has served as a member of our Board of Directors since August 2007. Mr. Musallam is the Managing Partner of Veritas Capital, which he has been associated with since 1997. Prior to joining Veritas, Mr. Musallam was an investment professional at two other private equity firms, Berkshire Partners and the Pritzker Organization. He is a member of the board of directors of CPI International Holding Corp., Truven Health Analytics Inc., and several private companies and was a member of the board of directors of Vangent, Inc. from 2007 to September 2011 and DynCorp International Inc. from February 2005 to July 2010. Mr. Musallam holds a B.A. from Colgate University with a major in Economics and Mathematics and an M.B.A. from the University of Chicago Booth School of Business. Mr. Musallam was selected to serve as one of our directors because he is a Partner of the general partner of our largest beneficial owner and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, private equity investment and board service.

Richard N. Nottenburg has served as a member of our Board of Directors since November 2010. Dr. Nottenburg, a private investor and business consultant, was President and Chief Executive Officer of Sonus Networks, Inc. from June 2008 through October 2010. From July 2004 until May 2008, Dr. Nottenburg was an officer with Motorola, Inc., ultimately serving as its Executive Vice President, Chief Strategy Officer and Chief Technology Officer. Dr. Nottenburg is currently a member of the board of directors of PMC Sierra, Inc. and Verint Systems, Inc. He was a member of the board of directors of Comverse Technology Corp. from November 2006 to November 2012. Dr. Nottenburg holds a B.S. in Electrical Engineering from Polytechnic Institute of New York, an M.S. in Electrical Engineering from Colorado State University, and a Doctor of Science in Electrical Engineering from the Ecole Polytechnique Federale de Lausanne in Lausanne, Switzerland. Dr. Nottenburg was selected to serve as one of our directors because of his extensive executive management and leadership experience, strong financial, risk analysis, and corporate governance skills and experience, and significant experience and familiarity with the commercial wireless communications industry.

Benjamin M. Polk has served as a member of our Board of Directors since November 2012. Mr. Polk is a Partner at Veritas Capital. Prior to joining Veritas in July 2011, Mr. Polk was a partner with the law firm of Schulte Roth and Zabel LLP from May 2004 to July 2011 and, prior to that, a partner with the law firm of Winston & Strawn LLP, where Mr. Polk practiced law with that firm and its predecessor firm, from August 1976 to May 2004. During his legal career Mr. Polk worked with Veritas as its lead outside legal counsel on virtually every major transaction Veritas has been involved in since its founding. He is a member of the board of directors of Monster Beverage Corporation, CPI International Holding Corp., Truven Health Analytics Inc., and several private companies. Mr. Polk holds a B.A. from Hobart College and a J.D. from Cornell Law School. Mr. Polk was selected to serve as one of our directors because he is a Partner of the general partner of our largest beneficial owner and has extensive experience and familiarity with us since August 2007. In addition, he has extensive experience in financing, private equity investment and board service.

Charles S. Ream has served as a member of our Board of Directors since November 2010. Mr. Ream was Executive Vice President and Chief Financial Officer of Anteon International Corporation from April 2003 until his retirement in June 2006. From October 2000 to December 2001, he served as Senior Vice President and Chief Financial Officer of Newport News Shipbuilding, Inc. From January 1998 to September 2000, Mr. Ream served as Senior Vice President of Finance and Strategic Initiatives of Raytheon Systems Company. From January 1994 to December 1997, he served as Chief Financial Officer of Hughes Aircraft Company. Prior to joining Hughes Aircraft Company, Mr. Ream was a partner with Deloitte & Touche LLP. Mr. Ream is a member of the board of directors of Allied Defense Group, Inc., Engility Holdings, Inc., and The SI Organization, Inc. From 2007 to 2011, Mr. Ream was a member of the board of directors of Vangent, Inc. and from 2006 to 2010, Mr. Ream was a member of the board of directors of DynCorp International, Inc. and Stanley, Inc. Mr. Ream holds a B.S. in accounting and a Master of Accounting degree from the University of Arizona and is a Certified Public Accountant (inactive). Mr. Ream was selected to serve as one of our directors because of his extensive accounting, financial management and board experience.

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Mark H. Ronald has served as a member of our Board of Directors since November 2010. Mr. Ronald has been an independent management consultant specializing in strategic issues, organizational alignment and executive leadership development since January 2008, and has served as a Senior Advisor to Veritas Capital since January 2008, advising on such matters. From January 2007 to July 2010, Mr. Ronald was a member of the board of directors of DynCorp International, Inc. From 2000 to December 2006, Mr. Ronald was the president and chief executive officer of BAE Systems Inc., and from 2002 to December 2006, he was the chief operating officer and a director of BAE Systems plc. Mr. Ronald holds the title of Honorary Commander of the Most Excellent Order of the British Empire (CBE), awarded in recognition of the valuable services he has rendered to furthering transatlantic cooperation in the U.S. and U.K. defense industries. Mr. Ronald is a member of the board of directors of Beechcraft Corporation, Cobham plc, and Finnmeccanica North America, a member of the U.S. DoD's Business Board and a trustee of Polytechnic University. Mr. Ronald holds a B.S. in electrical engineering from Bucknell University and an M.S. in electrical engineering from Polytechnic University. Mr. Ronald was selected to serve as one of our directors because of his extensive knowledge of our markets and his extensive board experience.

General Peter J. Schoomaker (USA Ret.) has served as a member of our Board of Directors since November 2010. General Schoomaker served as Chief of Staff of the U.S. Army from 2003 until his second retirement in 2007 and as Commander in Chief, U.S. Special Operations Command from 1997 to 2000, when he retired from the U.S. Army for the first time. From November 2007 to July 2010, General Schoomaker was a member of the board of directors of DynCorp International, Inc. and from 2000 to 2003, he was the president of Quiet Pros, Inc. (defense consulting). General Schoomaker is a member of the board of directors of CAE, Inc. and a member of the boards of several non-profit and private companies. General Schoomaker holds a B.S. in Education from the University of Wyoming and an M.A. in Management and Supervision from Central Michigan University. General Schoomaker was selected to serve as one of our directors because of his extensive knowledge of the defense market and his extensive board experience.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

CORPORATE GOVERNANCE

Controlled Company Exception

The parent LLC controls a majority of the voting power of our outstanding common stock. The parent LLC directly owns approximately 76.5% of our common stock and our Sponsors indirectly own, through their investment in the parent LLC, approximately 65.0% of our common stock. As a result, we are a “controlled company” within the meaning of the New York Stock Exchange corporate governance standards. Under the New York Stock Exchange rules, if more than 50% of the voting power of a listed company is held by an individual, group or another company, the listed company is a “controlled company” and may elect not to comply with certain New York Stock Exchange corporate governance standards, including:

•	the requirement that a majority of the board of directors consist of independent directors;

•	the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the corporate governance and nominating committee and the compensation committee.

We currently use these exemptions. As a result, we do not have a majority of independent directors, our corporate governance and nominating committee and compensation committee do not consist entirely of independent directors and such committees are not subject to annual performance evaluations. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all of the New York Stock Exchange corporate governance requirements.

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Director Independence

Because we are a “controlled company” under NYSE rules, we are exempt from the requirement to have a Board of Directors with a majority of independent members. Our Board of Directors has determined that four of our directors - Messrs. Nottenburg, Ream, Ronald and Schoomaker - are independent under New York Stock Exchange listing standards. In making this determination, the Board considered all relevant facts and circumstances. The Board also considered that a number of our directors also serve on the boards of directors of other portfolio companies of certain of our Sponsors. In particular, with respect to Mr. Ronald, the Board considered that Mr. Ronald provides consulting services to one of our Sponsors, Veritas Capital, and receives compensation for these services. The Board affirmatively concluded that none of these directors has any material relationship, direct or indirect, to us other than as stockholders or through their service as directors.

Board of Directors - Meetings and Attendance

Our Board of Directors held five meetings during the fiscal year ended June 30, 2013. Each director attended or participated in at least 80% of the aggregate number of meetings of the Board of Directors while serving as a member of the Board of Directors and on each committee of which he was a member that was held during the time he was a member.

We encourage our directors to attend our annual meetings of stockholders.

Board Committees

We currently have the following standing committees of the Board: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, each of which operates under a written charter adopted by the Board. Of all of the standing committees, only the Audit Committee is composed entirely of independent directors. The charters of each of these committees are available in the Investor Relations-Corporate Governance section of our website at www.aeroflex.com.

The following provides a description of certain functions and current membership information for each of the Board committees for fiscal 2013.

Audit Committee. We have a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Audit Committee is responsible for, among other things, overseeing and reviewing our financial reporting process and the integrity of our financial statements and related information, making recommendations concerning the engagement of our independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, approving the audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Our Audit Committee is comprised entirely of independent directors - Messrs. Ream, Ronald and Schoomaker. The Board has determined that Charles S. Ream, the chairman of our Audit Committee, qualifies as an “audit committee financial expert” pursuant to the requirements of the SEC and New York Stock Exchange. The Board has also determined that all members of the Audit Committee meet the financial literacy standards of the New York Stock Exchange. The Audit Committee met nine times during the fiscal year ended June 30, 2013.

Compensation Committee. Our Compensation Committee evaluates, determines and approves the compensation of our Chief Executive Officer and all of our other executive officers. The Committee has overall responsibility for approving and evaluating our compensation plans, policies and programs, as well as our philosophy and strategy, as they affect the CEO and other executive officers. Our Compensation Committee is comprised of Messrs. Evans, Ashe, Polk, Ream and Ronald. Mr. Evans is the chairman of our Compensation Committee. The Compensation Committee met eight times during the fiscal year ended June 30, 2013.

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Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee is primarily responsible for identifying individuals qualified to become members of our Board of Directors, considering nominees proposed by stockholders in accordance with our bylaws and contractual obligations under the director designation agreement, selecting the director nominees for the next annual meeting of the stockholders and reviewing our corporate governance policies. The Committee is also responsible for reviewing director compensation and benefits, overseeing the annual self-evaluations of our Board of Directors and making recommendations to the Board concerning the structure and membership of the other Board committees. The Corporate Governance and Nominating Committee recommended the current nominees for election to the Board, which recommendation was approved by the Board. Our Corporate Governance and Nominating Committee is comprised of Messrs. Evans, Borow and Polk. Mr. Evans is the chairman of our Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time during the fiscal year ended June 30, 2013.

Director Nominations

The Corporate Governance and Nominating Committee identifies and screens candidates for Board membership. The Corporate Governance and Nominating Committee does not have a formal policy with regard to consideration of diversity in identifying director nominees. Our Corporate Governance Guidelines specify that our Board should be of sufficient size to provide for sufficient diversity among directors without hindering effective discussion or diminishing individual accountability. The Corporate Governance and Nominating Committee may consider particular attributes that would be most beneficial to the Company in selecting future Board nominees, including issues such as integrity, competence, experience, commitment and dedication, collegiality, professional and technical background and interpersonal skills.

The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders in the same manner it considers other candidates. Our bylaws establish advance notice procedures with respect to stockholder proposals related to the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors. These procedures provide that any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. In order to be timely, the notice must be delivered:

in the case of an annual meeting, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if the annual meeting is called for a date that is more than 30 days before or more than 70 days after such anniversary date of the prior year’s annual meeting, the notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting was made; and

in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such special meeting.

The stockholder's notice to the Secretary must set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his name, age, business address and residence address, (b) his principal occupation and employment, (c) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by him and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) his name and record address, (b) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by him, (c) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (d) a representation by him that he is a holder of record of stock of the Company entitled to vote at such meeting and that he intends to appear in person or by proxy at the meeting to nominate the person or persons named in his notice and (e) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

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The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Notwithstanding the foregoing, our certificate of incorporation provides that at any time that the parent LLC owns at least a majority of our then outstanding common stock, the foregoing advance notice procedures for stockholder proposals will not apply to it.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role. Mr. Hugh Evans has served as Chairman of the Board since his appointment in September 2012. Mr. Leonard Borow is our Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board of Directors deems to be in the long term interest of stockholders in light of prevailing circumstances. Our Board of Directors believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Management is responsible for the day-to-day management of risks for Aeroflex and its subsidiaries, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board sets our overall risk management strategy and our risk appetite and ensures the implementation of our risk management framework. Specific Board committees are responsible for overseeing specific types of risk. Our Audit Committee periodically discusses risks as they relate to the Company’s financial and enterprise risk exposure. The Audit Committee works directly with members of senior management, Aeroflex’s internal audit staff and our independent registered public accounting firm, as appropriate, to discuss if there are areas of concern of which the Committee should be aware. The Board monitors risks as they may be related to financing matters such as acquisitions and dispositions, our capital structure, credit facilities, equity and debt issuances, and liquidity. Our Compensation Committee establishes our compensation policies and programs in such a manner that our executives are not incentivized to take on an inappropriate level of risk. Each of our Board committees delivers periodic reports to the Board, in order to keep the Board informed about what transpires at committee meetings. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over such risk, even if the risk was initially overseen by a committee.

Executive Sessions

Executive sessions of non-management directors are held in conjunction with regularly scheduled Board meetings and at other times as appropriate. Our Chairman of the Board presides as the lead director over each executive session. In addition, if our non-management directors are not independent under NYSE rules, the independent directors will meet in executive session at least one time each year. Each committee of our Board of Directors also generally conducts an executive session in conjunction with each regularly scheduled committee meeting and at other times as deemed appropriate.

Interested Party Communications

Mail from stockholders and other interested parties can be addressed to members of our Board in care of the Office of the Secretary, Aeroflex Holding Corp., 35 South Service Road, P.O. Box 6022, Plainview, NY 11803-0622. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to each such director. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

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Guidelines for Business Conduct and Governance Guidelines

Our Board of Directors has adopted a Code of Ethics applicable to the Chairman, Chief Executive Officer and Senior Financial Officers of Aeroflex. Our Board of Directors has also adopted a Code of Business Conduct and Corporate Ethics Policy applicable to all directors, officers and employees of Aeroflex in performing their duties. The Code of Business Conduct and Corporate Ethics Policy sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Business Conduct and Corporate Ethics Policy and the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers are available in the Investor Relations-Corporate Governance section of our website at www.aeroflex.com.

Our Board of Directors has also adopted Corporate Governance Guidelines as required by the New York Stock Exchange rules to assist the Board in exercising its responsibilities to Aeroflex and its stockholders. The Corporate Governance Guidelines are available in the Investor Relations-Corporate Governance section of our website at www.aeroflex.com.

Board Self-Evaluation

The Board is required to conduct an annual self-evaluation that is overseen by our Corporate Governance and Nominating Committee to determine whether the Board and its committees are functioning effectively. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, our Audit Committee is required to conduct an annual self-evaluation and all committees of the Board are required to review and reassess the adequacy of their charters. As a “controlled company,” our Compensation and Corporate Governance and Nominating Committees are exempt from the New York Stock Exchange requirement for an annual performance evaluation.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Hugh Evans, Prescott Ashe, Benjamin M. Polk, Charles S. Ream and Mark H. Ronald. None of our Compensation Committee members are or were, during fiscal 2013, an officer or employee of ours. None of our executive officers serve on the board of directors or compensation committee, or other committee serving an equivalent function, of a company that has an executive officer serving as a member of our Board of Directors or Compensation Committee. There are no, and during fiscal 2013 there were no, interlocking relationships between any of our executive officers and the Compensation Committee, on the one hand, and the executive officers and compensation committee of any other companies, on the other hand.

Messrs. Evans and Ashe are affiliates of two of our Sponsors, Veritas Capital and Golden Gate Capital, respectively. We have entered into certain transactions with Veritas Capital and Golden Gate Capital, as disclosed under “Certain Relationships and Related Party Transactions,” “—Director Designation Agreement,” and “—Registration Rights Agreement.”

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STOCK OWNERSHIP

The following information, including stock ownership, is submitted with respect to our directors, director nominees and each executive officer named in the “Summary Compensation Table,” and for all executive officers and directors as a group, and, based solely on Schedule 13D and 13G filings with the Securities and Exchange Commission, for each holder of more than five percent of our common stock as of September 16, 2013, the record date of the Annual Meeting.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned	Percent of Class
VGG Holding LLC(2)	65,000,000	76.5%
Veritas Capital Partners III, L.L.C.(2)(3)	26,668,241	31.4%
Entities Affiliated with Golden Gate Capital(2)(4)	15,504,791	18.3%
GS Direct(2)(5)	13,024,025	15.3%
Leonard Borow(6)(7)	2,905,812	3.4%
John Buyko(7)	1,716,873	2.0%
John Adamovich, Jr.(7)	314,237	*
Andrew F. Kaminsky(7)	85,136	*
Edward S. Wactlar(7)	86,337	*
Hugh Evans(3)	─	─
Prescott Ashe(4)	─	─
Joe Benavides(3)	─	─
Bradley J. Gross(5)	─	─
John D. Knoll(4)	─	─
Ramzi M. Musallam(3)	─	─
Richard N. Nottenburg(8)	21,799	*
Benjamin M. Polk(3)	─	─
Charles S. Ream(8)	21,299	*
Mark H. Ronald(8)	14,299	*
Peter J. Schoomaker(8)	16,594	*

All executive officers and directors as a group (17 persons)	5,306,678	6.2%

*	Denotes beneficial ownership of less than 1%.

(1)	Except as otherwise indicated, the address for each of the named beneficial owners is 35 South Service Road, P.O. Box 6022, Plainview, New York 11803.

(2)	All of the issued and outstanding common stock is held by the parent LLC. Veritas Capital Partners III, L.L.C. is the general partner of The Veritas Capital Fund III, L.P., which owns 28.0% of the Class A membership interests of the parent LLC. AX Holding LLC, an affiliate of Veritas Capital Partners III, L.L.C., owns 13.1% of the Class A membership interests of the parent LLC. Affiliates of Golden Gate Private Equity, Inc. own 23.9% of the Class A membership interests of the parent LLC. GS Direct owns 20.0% of the Class A membership interests of the parent LLC. Accordingly, certain stockholders’ holdings reflected in the table above reflect indirect beneficial ownership in Aeroflex held through membership interests in the parent LLC. Class A membership interests represent 91.0% of the membership interests of the parent LLC. The Veritas Capital Fund III, L.P., AX Holding LLC, the affiliates of Golden Gate Private Equity, Inc. party to the limited liability company agreement of the parent LLC and GS Direct (collectively, the "Sponsor Holders") have a drag-along right pursuant to the limited liability company agreement of the parent LLC. In the event the Sponsor Holders propose to transfer all of their membership interests to a non-affiliated third party, the Sponsor Holders may unanimously elect to cause each other holder of membership interests of the parent LLC to transfer such membership interests in such transaction. On December 24, 2012, parent LLC pledged 63,900,000 shares of our common stock held by it to secure a $10.0 million margin loan made by Credit Suisse AG, Cayman Islands Branch, to the parent LLC.

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(3)	The address for Veritas Capital Partners III, L.L.C. and Messrs. Evans, Benavides, Musallam and Polk is c/o Veritas Capital Fund Management, L.L.C., 590 Madison Avenue, New York, New York 10022. Includes Class A membership interests held by Veritas Capital Partners III, L.L.C. and AX Holding LLC, beneficial ownership of which may be deemed to be held by one or more directors designated by affiliates of those entities. Messrs. Evans, Benavides, Musallam and Polk disclaim beneficial ownership over any Class A membership interests held by Veritas Capital Partners III, L.L.C. and its affiliates, except to the extent of their pecuniary interest therein.

(4)	The address for Golden Gate Private Equity, Inc., its affiliates and Messrs. Ashe and Knoll is One Embarcadero Center, 39th Floor, San Francisco, California 94111. The Class A membership interests are beneficially owned by (a) Golden Gate Capital Investment Fund II, L.P., (b) Golden Gate Capital Investment Annex Fund II, L.P., (c) Golden Gate Capital Investment Fund II (AI), L.P., (d) Golden Gate Capital Investment Annex Fund II (AI), L.P., (e) Golden Gate Capital Associates II-QP, LLC, (f) Golden Gate Capital Associates II-AI, LLC, (g) CCG AV, LLC - Series A, (h) CCG AV, LLC - Series C, (i) CCG AV, LLC - Series I and (j) CCG AV, LLC - Series E (collectively, the “Golden Gate Entities”). The entities listed in clauses (a) through (f) are managed by Golden Gate Capital Management II, L.L.C. (“GGCM II”), and the entities listed in clauses (g) through (j) are managed by Golden Gate Capital Management, L.L.C. (“GGCM,” and together with GGCM II, “Golden Gate”). Each of Prescott Ashe and John D. Knoll is a Managing Director of Golden Gate, and each may be deemed to be the beneficial owners of the interests owned by the Golden Gate Entities. Each of Mr. Ashe and Mr. Knoll disclaims beneficial ownership of any securities owned by the Golden Gate Entities or Golden Gate, except, in each case, to the extent of his pecuniary interest therein.

(5)	Mr. Gross is a managing director of Goldman, Sachs & Co. Goldman, Sachs & Co. is a wholly-owned subsidiary of The Goldman Sachs Group, Inc., a publicly traded company. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. may be deemed to beneficially own indirectly, in the aggregate, the Class A membership interests of the parent LLC and the shares of common stock of Aeroflex that are beneficially owned directly by GS Direct. GS Direct is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. Goldman, Sachs & Co., as the manager of GS Direct, has sole voting and investment power with respect to Class A membership interests of the parent LLC that are beneficially owned directly by GS Direct. The Goldman Sachs Group, Inc., Goldman, Sachs & Co., GS Direct and Mr. Gross each disclaim beneficial ownership of these securities except to the extent of its or his pecuniary interest therein, if any. The address for GS Direct and Mr. Gross is 200 West Street, New York, New York 10282.

(6)	The address for Mr. Borow is 3030 S. Horseshoe Drive, Naples, Florida 34104.

(7)	All of the interests in us owned by Messrs. Borow, Buyko, Adamovich, Kaminsky and Wactlar represent indirect interests in us held through Class A, Class B and Class B-1 membership interests in the parent LLC; except that Messrs. Kaminsky and Wactlar directly own, 20,136 and 21,337 of these shares, respectively. Mr. Borow owns a 1.5% Class A membership interest and a 3.0% Class B membership interest in the parent LLC, Mr. Buyko owns less than a 1% Class A membership interest and a 2.5% Class B membership interest in the parent LLC and each of Messrs. Adamovich, Kaminsky and Wactlar own less than a 1% Class A, Class B and/or Class B-1 membership interest in the parent LLC. See “Executive Compensation—Compensation Discussion and Analysis—Parent LLC Class A Membership Interests” and "—Parent LLC Class B and Class B-1 Membership Interests.”

(8)	Includes 6,547 shares of restricted stock which vest within 60 days.

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MANAGEMENT

Executive Officers

The following table sets forth certain information regarding our executive officers. Biographical information pertaining to Leonard Borow and John Buyko, who are each a director and employee of the Company, are included along with the biographies of our Board of Directors under the heading “Proposal 1—Election of Directors” above.

Name	Age	Position
Leonard Borow	65	President and Chief Executive Officer, Director
John Buyko	53	Executive Vice President and President of Aeroflex Microelectronic Solutions, Director
John Adamovich, Jr.	60	Senior Vice President and Chief Financial Officer
Andrew F. Kaminsky	45	Senior Vice President─Corporate Development, Investor Relations and Human Resources
Edward S. Wactlar	67	Senior Vice President, General Counsel and Secretary
Charles Badlato	54	Vice President, Treasurer and Assistant Secretary

John Adamovich, Jr. is our Senior Vice President and Chief Financial Officer. He has been employed by us in various executive positions since 2005. He has been our Senior Vice President and Chief Financial Officer since October 2007 and Senior Vice President and Chief Financial Officer of Aeroflex Incorporated since November 2005. He also served as our Secretary from August 2007 to November 2011. From November 2004 until May 2005, Mr. Adamovich was employed by Rainbow Media Enterprises, a subsidiary of Cablevision Systems Corporation, as its Executive Vice President and Chief Financial Officer. From January 1998 until November 2004, Mr. Adamovich was employed by Pall Corporation as its Group Vice President, Treasurer and Chief Financial Officer. From July 1975 until December 1997, Mr. Adamovich was employed by KPMG LLP, becoming a partner in 1986.

Andrew F. Kaminsky is our Senior Vice President of Corporate Development, Investor Relations and Human Resources. He has been employed by us in various executive positions since May 2010. He has been our Senior Vice President since September 2012 and was our Vice President of Corporate Development and Investor Relations from May 2010 to September 2012 and Vice President of Human Resources from July 2011 to September 2012. From July 2009 to March 2010, Mr. Kaminsky was in charge of Corporate Development and Investor Relations for Easylink Services International Corporation. Mr. Kaminsky has over 15 years of investment banking experience, including as a Managing Director at Oppenheimer & Co. Inc. from March 2004 to June 2009. In 2001, Mr. Kaminsky co-founded and presently serves as the Executive Director of the Greg Richards, Larry Polatsch and Scott Weingard Memorial Fund, a 9/11 not-for-profit charity. Mr. Kaminsky holds a Bachelor’s degree from the University of Michigan and a M.B.A. in Finance and Management from the Stern School of Business at New York University.

Edward S. Wactlar is our Senior Vice President, General Counsel and Secretary. He has been employed by us as our Senior Vice President and General Counsel since July 2010 and has served as our Secretary since November 2011. After graduating from Syracuse University College of Law in June 1970, and serving as a confidential law clerk for the Justices of the Appellate Division, Third Department, from August 1970 until June 1971, Mr. Wactlar was actively engaged in the private practice of law for nearly 40 years. From December 1980 through October 2006, Mr. Wactlar was a partner in Blau, Kramer, Wactlar & Lieberman, P.C. and its successor, Kramer, Coleman, Wactlar & Lieberman, P. C., and from October 2006 to July 2010 was a partner in Moomjian, Waite, Wactlar & Coleman, LLP. Mr. Wactlar represented Aeroflex and its subsidiaries in various legal matters for 30 years prior to joining the Company.

Charles Badlato is our Vice President—Treasurer and Assistant Secretary. He has been employed by us in various positions since 1987. He has been our Vice President—Treasurer and Assistant Secretary since April 2010, Vice President of Aeroflex Incorporated since February 2004 and Treasurer of Aeroflex Incorporated since February 1994. From December 1987 until February 1994, Mr. Badlato was employed by Aeroflex Incorporated in various financial positions. From May 1981 until December 1987, Mr. Badlato was employed by various certified public accounting firms, most recently as an audit manager with Touche Ross & Co. (now known as Deloitte).

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes our compensation philosophy and objectives, roles and responsibilities in making compensation decisions, the components of compensation, and the reasons for any compensation adjustments, incentive payments and long-term incentive grants made in fiscal 2013. In particular, it focuses on fiscal 2013 compensation arrangements for the following executive officers (“named executive officers”):

•	Leonard Borow, President and Chief Executive Officer
•	John Buyko, Executive Vice President and President of Aeroflex Microelectronic Solutions
•	John Adamovich, Jr., Senior Vice President and Chief Financial Officer
•	Andrew F. Kaminsky, Senior Vice President-Corporate Development, Investor Relations & Human Resources
•	Edward S. Wactlar, Senior Vice President, General Counsel and Secretary

This discussion and analysis should be read in conjunction with the Summary Compensation Table on page 25, its accompanying footnotes and the additional tables and narrative disclosure following the Summary Compensation Table.

Compensation Philosophy and Objectives

Our compensation programs are designed to align our named executive officers’ interests with those of our stockholders. In determining the compensation of our named executive officers, we are guided by the following key principles:

•	Competitiveness of Compensation. Compensation should be responsive to the competitive marketplace so that we continue to be able to attract, retain and motivate talented executives, which are required to achieve our corporate objectives, and thereby increase stockholder value.
•	Accountability for Overall Business Performance. A substantial portion of compensation should be at risk and tied to Aeroflex’s overall annual performance so that our named executive officers are held accountable through such portion of their compensation for the performance of Aeroflex as a whole.
•	Alignment with Stockholder Interests. A portion of compensation should be tied to our market performance through equity awards to align our named executive officers’ interests with those of our stockholders.

The Compensation Committee has designed our compensation programs to reflect each of these characteristics. Our named executive officers receive a compensation package that consists of an annual base salary, short-term incentive awards, long-term incentive awards and perquisites. The performance-based cash incentives (tied to corporate performance) seek to reward short-term corporate results and our equity programs are generally long-term awards that are intended to align executives’ interests with those of our stockholders and also provide a vesting period which encourages retention of our senior executives.

The Compensation Committee generally approves the performance targets for short-term incentive awards in September for the fiscal year commencing the prior July 1st. Long-term incentive awards are generally approved by the Compensation Committee in November for the fiscal year commencing the prior July 1st. We believe that the performance targets approved by the Compensation Committee at the time such goals are selected are both challenging and realistic, and require participants, including executive officers, to perform at a high level to earn these awards.

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In designing executive compensation arrangements to avoid encouraging inappropriate risk-taking, the Compensation Committee considers various factors which are intended to provide an appropriate mix of compensation components, with no portion being too heavily weighted towards the achievement of short-term goals.  We do not believe that our compensation program is structured to reward inappropriate risk-taking, and have concluded that our compensation policies and practices are not reasonably likely to result in a material adverse effect on our company. In reaching this conclusion, we considered our strategic goals and evaluated the design of our compensation program to assess whether it fosters a business environment that might drive inappropriate decision-making or behavior. The Compensation Committee believes that each of the components of our compensation discourages inappropriate short-term risk taking, because our executives have material long-term equity incentive awards which align the executives’ interests with those of our stockholders over a much longer time period.

Roles of the Compensation Committee, Management, Consultants and Advisors in Establishing Compensation

The Compensation Committee’s Role. The Compensation Committee is responsible for the oversight of our executive compensation program and policies. With respect to executive compensation, the responsibilities of our Compensation Committee, as set forth in the Compensation Committee Charter, a copy of which is available in the Investor Relations-Corporate Governance section of our website at www.aeroflex.com, include the following:

•	Reviewing and approving our goals and objectives relevant to the compensation of our Chief Executive Officer;
•	Evaluating the performance of our Chief Executive Officer in light of our goals and objectives and determining and approving the compensation level of the Chief Executive Officer based on such evaluation;
•	Reviewing the Chief Executive Officer’s evaluation of the performance of our other executive officers and making recommendations to the Board with regard to compensation arrangements;
•	Reviewing and making recommendations to the Board with respect to all employment agreements, severance agreements, change in control agreements and non-compete agreements to be entered into between us and our Chief Executive Officer or any of our other named executive officers; and
•	Making recommendations to the Board with regard to the adoption of, or changes to, our executive compensation plans, including incentive compensation and equity-based plans.

Management’s Role. The Compensation Committee also considers the recommendations of our Chief Executive Officer with respect to compensation for named executive officers other than the Chief Executive Officer and receives input from our outside directors to enable the Compensation Committee to coordinate our compensation programs with the policy objectives approved by the Board.

The Role of Consultants and Advisors. From time to time, the Compensation Committee may utilize the services of an independent consultant to perform analyses and to make recommendations to the Compensation Committee relative to executive compensation matters. Such consultant would report to and take direction from the Compensation Committee. If applicable, the consultant’s research and viewpoints then provide one of several necessary data points that will be used by the Compensation Committee in setting its compensatory policies.

For fiscal 2013, the Compensation Committee retained Mercer as its compensation consultant to provide guidance with regard to employment agreements, the structure of our equity awards as well as compensation matters in general. Mercer is not paid on a retainer basis nor does Mercer provide any services to our management team.

The Compensation Committee ascertained best practices in the design of our executive compensation programs. During fiscal 2013, Mercer developed a peer group for use in analyzing compensation for our Named Executive Officers and comparing those levels of pay to company performance. This peer group had fiscal 2012 median revenue similar to Aeroflex’s. Mercer used this peer group to develop ranges of pay for these executives and compare financial and total shareholder return performance over multiple years to Aeroflex. Performance comparisons assist the Compensation Committee in examining how our executive pay aligns with company performance relative to peers.

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The Compensation Committee used these general market ranges of compensation and then the general performance of Aeroflex against the market as reference points in determining executive compensation. In setting compensation for fiscal 2013, the Compensation Committee used its subjective judgment to adjust targeted compensation to reflect factors such as individual performance and skills, long-term potential, tenure in the position, changes in responsibilities, retention considerations, the position’s importance in Aeroflex’s organization and our evolving business environment. However, the Compensation Committee did not engage in any formal benchmarking with respect to executive compensation in fiscal 2013.

Compensation Consultant Independence

The policies and procedures of Mercer and certain additional facts give the Compensation Committee confidence that the advice it receives from Mercer is objective and not influenced by any relationships that Mercer or its affiliates may have with the Company, its Board or management. These policies, procedures and other facts include the following:

•	Mercer does not provide any other services to the Company, but the Company does use Mercer’s parent company, Marsh & McLennan Companies as an insurance broker for certain policies;
•	Mercer received $126,513 in fees in fiscal 2013 which is less than 1% of its total revenues;
•	Marsh & McLennan Companies received $187,852 in fees in fiscal 2013 which is less than 1% of its total revenues;
•	the lead consultant from Mercer does not have any business or personal relationship with any member of the Compensation Committee or any executive officer of Aeroflex;
•	the lead consultant from Mercer does not own any Aeroflex securities and is prohibited from doing so per the policies of Mercer;
•	Mercer has direct access to the Compensation Committee without management intervention and will only provide services at the direction of the Compensation Committee or in support of its charter; and
•	Mercer will notify the Compensation Committee if the lead consultant provides consulting services to another company where an affiliation exists with a member of management or a member of the Compensation Committee.

Advisory Vote on Executive Compensation

The Board adopted an annual stockholder advisory vote to approve our executive compensation, which is consistent with our stockholders’ frequency preference expressed at our annual meeting of stockholders held on November 16, 2011. Although the annual advisory stockholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote each year when making compensation decisions for our named executive officers. At the 2012 annual meeting, approximately 99% of the votes cast on the advisory vote on executive compensation proposal were in favor of our named executive officers’ compensation as disclosed in the 2012 proxy statement. The Compensation Committee believes that, given the overwhelmingly favorable level of support, fundamental changes to our executive compensation program and policies were not necessary.

Executive Compensation Program Overview

The material elements of our executive compensation program consist of:

•	base salary;
•	annual bonuses;
•	equity-based awards;
•	perquisites; and
•	benefits payable upon certain termination events.

We currently have employment agreements in place for all of our named executive officers, each of which is described in further detail beginning on page 31 under the section entitled “Employment Agreements.”

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Base Salary

Salary is one of the main components of cash compensation and fits into our overall compensation objectives by providing a base for attracting and retaining significant contributors to our company and by establishing a stable level of compensation upon which our executives may rely. The base salary for each named executive officer was determined with the goal of providing compensation that is competitive with the compensation of executives in similar positions. Factors that influenced the assessment of competitiveness included the executive officer's level of responsibility and experience, individual performance, changes in responsibilities, and vulnerability to recruitment by other companies. In accordance with the terms of their applicable employment agreements, the yearly salary adjustment, if any, for each of Messrs. Borow, Buyko, Adamovich, Kaminsky and Wactlar is determined by our Compensation Committee.

In fiscal 2013, Mr. Kaminsky was promoted from Vice President to Senior Vice President and given oversight of the Company’s global human resources function in addition to retaining all of his previous responsibilities. In connection with this promotion, the Compensation Committee reviewed Mr. Kaminsky’s base salary and determined that an increase was warranted due to his substantially increased responsibilities. Accordingly, on September 28, 2012, the Compensation Committee increased Mr. Kaminsky’s base salary from $280,000 to $375,000.

The Compensation Committee reviewed the base salaries of the other named executive officers in fiscal 2013. Because the Compensation Committee believed that the base salary component of each other named executive officer’s total compensation package was still in line with the marketplace and would still provide sufficient incentive to retain these employees, no other named executive officer received an increase in base salary in fiscal 2013.

Annual Bonuses

The purpose of our annual incentive bonus is to reward certain of our executives, in cash, for achieving our annual goals, which, in turn, promotes the Board’s long-term goal of enhancing stockholder value. In fiscal 2013, the Compensation Committee set goals tied to our earnings before interest, taxes, depreciation and amortization (“EBITDA”) that it believed were attainable, but which required executives to perform at a consistently high level to achieve target award values. Consistent with the terms of the employment agreements of the named executive officers, the Compensation Committee has used EBITDA as the performance metric because it believes it is an accurate representation of the Company’s performance and aligns management’s interests with our debt and equity holders.

For fiscal 2013, our Compensation Committee established an EBITDA target, a minimum or threshold EBITDA target that was the basis for minimum bonus awards, and a maximum EBITDA target that was the basis for maximum bonus awards as contemplated by the employment agreements of our named executive officers. These EBITDA targets selected by the Compensation Committee were based on presentations by management of business and market projections, and could have been equitably redetermined or adjusted to account for the occurrence of an acquisition, divestiture or extraordinary event that would unfairly affect the target, as well as to reflect various types of accounting adjustments that historically have been or otherwise are approved by the Compensation Committee.

Pursuant to their employment agreements, the executives named below were entitled to receive bonuses as a percentage of base pay if the minimum threshold EBITDA target was achieved, which incentive bonus would increase ratably for EBITDA exceeding the minimum threshold up to the maximum EBITDA target. For fiscal 2013, determination of incentive bonuses as a percentage of base salary payable was based on the following:

	Percentage of Base Salary
	Threshold	Target	Maximum
Leonard Borow	50%	100%	150%
John Buyko	50%	100%	150%
John Adamovich, Jr.	33.33%	66.67%	100%
Andrew F. Kaminsky	33.33%	66.67%	100%
Edward S. Wactlar	33.33%	66.67%	100%

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For fiscal 2013, our Compensation Committee established and recommended, and the Board ratified and approved, subject to adjustments as discussed above, an EBITDA target of $135.0 million, a threshold EBITDA of $122.4 million and a maximum EBITDA of $146.4 million. The target was selected based upon management’s plan for fiscal 2013 with threshold and maximum targets set around historical bands. Actual fiscal 2013 adjusted EBITDA was $129.7 million, but the Compensation Committee made an adjustment which reduced EBITDA by $2.9 million to $126.8 million for incentive bonus purposes. Based on the EBITDA targets set forth above and, adjusted EBITDA of $126.8 million in fiscal 2013, our Compensation Committee determined that Messrs. Borow, Buyko, Adamovich, Kaminsky and Wactlar were entitled to receive an annual incentive bonus for such fiscal year.

For fiscal 2013, for purposes of uniformity among our senior vice presidents, the Compensation Committee readjusted the percentages of base salary potentially payable as a bonus for Mr. Wactlar and established percentages of base salary potentially payable as a bonus for Mr. Kaminsky, in each case, to be consistent with the percentages applicable to Mr. Adamovich, as noted in the table above. For more information about these incentive bonus awards, see “—Summary Compensation Table.”

Equity-based Awards

The Compensation Committee, or, as necessary, an independent subcommittee thereof, may grant equity-based compensation awards pursuant to our 2011 Omnibus Incentive Plan, which is the only equity incentive plan under which awards may be issued. The equity incentive plan is intended to provide us with a competitive edge in attracting, retaining and motivating employees, directors and consultants. Grants of equity awards are also designed to link an increase in stockholder value to compensation. Through the use of equity-based awards, an increase in stock price will result in an increase in value for the grantee, which ties an increase in stockholder value to our executives’ compensation. Additionally, each award would generally have a vesting component over a three year period, which aids Aeroflex in the retention of our key executives.

In fiscal 2013, the Compensation Committee made grants of Restricted Stock Units (“RSUs”) to the named executive officers based on market data provided by Mercer. The RSUs for executives consisted of time vested RSU and performance based RSUs (“PRSUs”). The time vested RSUs comprised 40% of the executive’s award and vest ratably over a three year period. The PRSUs comprised 60% of the executive’s awards and, if earned, vest at the end of a three year period. The PRSUs have an annual threshold, target and maximum EBITDA for the fiscal 2013, 2014 and 2015. These targets were set by the Compensation Committee based on EBITDA growth rates the Committee believed management should achieve. If the EBITDA threshold is achieved in any fiscal year, the executives would earn 50% of their award, 100% of their award if the EBITDA target is achieved and 150% of their award if the maximum EBITDA is achieved. A linear interpolation of their awards would be earned for any level of EBITDA achieved between any of the targets. Any PRSUs earned during fiscal 2013 and 2014 are banked and are awarded to the executive at the end of the three year vesting period.

For fiscal 2013 PRSUs, our Compensation Committee established, subject to adjustments as discussed above, an EBITDA target of $132.0 million, a threshold EBITDA of $128.0 million and a maximum EBITDA of $138.6 million. To further motivate management’s performance, the Compensation Committee eliminated certain items from the calculation of EBITDA for use in these targets. Based on the definition of EBITDA for the PRSUs, management did not meet the threshold target for fiscal 2013. However, due to certain extraordinary circumstances and other achievements not impacting EBITDA, the Compensation Committee waived the minimum EBITDA threshold requirement and awarded management 50% of their available PRSUs for fiscal 2013. Accordingly, our named executive officers will bank a total of 99,849 shares until 2015 and forfeit 99,849 shares from the fiscal 2013 awards. For each named executive officer, the following number of shares were banked, and subject generally to the officer’s continued employment with the Company, such shares will vest in 2015:

Retained PRSUs
Leonard Borow	36,036
John Buyko	24,024
John Adamovich, Jr.	15,015
Andrew F. Kaminsky	12,387
Edward S. Wactlar	12,387

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Aeroflex Employees’ 401(k) Plan

Generally, all employees based in the United States, including the named executive officers, are eligible to participate in the Aeroflex 401(k) plan. Employees may contribute a portion of their salary to the Aeroflex 401(k) plan on a tax deferred basis. Company contributions are discretionary and currently Aeroflex does not contribute to the Aeroflex 401(k) plan on behalf of its employees.

Executive Benefits and Perquisites

In order to offer a competitive package to attract and retain superior executives, we provide our named executive officers with various benefits and perquisites. We believe that certain perquisites are often a tax-advantaged way to provide the named executive officers with additional annual compensation that supplements their base salaries and bonus opportunities. When determining each named executive officer’s base salary, we take into consideration the value of each such named executive officer’s perquisites. Such perquisites may include a leased auto, car expenses or car allowances, as provided in the named executive officer’s employment agreement, and with respect to Mr. Borow, an executive medical reimbursement plan, a prescribed number of hours of use of an airplane (with certain defined reimbursement) that is contractually available to the Company and split dollar life insurance agreements. Each named executive officer receives a different package of benefits, consistent with our past practices, as reported in the “All Other Compensation” column of the Summary Compensation Table below.

The named executive officers also participate in the Company’s broad-based medical, dental, vision and life insurance on the same basis as the other employees of the Company; provided that with respect to the medical and dental plans, the named executive officers are responsible for a higher portion of the applicable insurance premium than are the company’s non-highly compensated employees.

Pursuant to the terms of Mr. Adamovich’s employment agreement, as existed prior to the Company becoming a publicly traded company, Mr. Adamovich receives a contribution of $50,000 to a non-qualified deferred compensation account (in the form of a book reserve) on each December 1 that he remains employed by the Company. Mr. Adamovich is fully vested in the balance held under this account but will generally forfeit the account if he is not in compliance with the terms of his employment agreement. The contribution for fiscal 2013, as well as all prior contributions to Mr. Adamovich’s account, is notionally invested in such investments as may be determined by the Board. Mr. Adamovich’s account will generally be distributed to him (or his estate) upon termination of his employment (subject to any delay required under the Code) or his death or disability.

Post-termination Benefits

We provide named executive officers with employment agreements that provide for certain payments in the event of the termination of their employment prior to the end of their current employment term due to death, disability or other than “for cause” (as defined in their respective employment agreement). We selected such events because they are standard termination triggers in employment contracts. We determined that the failure to provide such standard termination provisions would adversely affect our ability to attract and retain those named executive officers and achieve our corporate objectives. Based on his negotiated employment agreement, our Chief Executive Officer also receives a consulting agreement for three years following his termination at two-thirds of his salary plus bonus and certain benefits if termination of employment is by expiration of the contract term, mutual agreement or retirement. Please see the “Potential Payments Upon Termination or Change in Control” below for a description of the potential payments that may be made to certain named executive officers in connection with their termination of employment on a change in control.

Events After June 30, 2013

After the end of the 2013 fiscal year, the Compensation Committee undertook a review of the named executive officers’ employment agreements in order to make the named executive officers’ employment agreements more uniform. In the course of this review, the Compensation Committee specifically considered the Code Section 280G parachute payment cutback provisions that were contained in the Borow and Buyko employment agreements. The employment contracts of the other named executive officers provided for a so-called modified cutback, where each such officer’s parachute payment would only be reduced to an aggregate amount that is not subject to an excise tax if, as determined by our auditors, it would result in an equal or greater total parachute payment than such officer otherwise would receive, on an after-tax basis, without such reduction. The Compensation Committee determined that based on the cutback provisions in the Borow and Buyko employment agreements, either executive could potentially receive less severance and other payments after a change in control than they would receive after a termination without cause, absent a change in control. As a result, the Compensation Committee decided to replace the straight cutback in the Borow and Buyko employment agreements with a modified cutback provision.

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Additionally, during the course of this review other, non-substantive changes were made to each of the executive’s agreements to enhance uniformity among the employment agreements of the named executive officers, where possible.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, may impose a limit on the amount of compensation we may deduct in any one year with respect to certain specified employees. Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1.0 million each year paid to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. We believe that Section 162(m) of the Code will not limit our tax deductions for executive compensation for fiscal 2013. The Compensation Committee’s policy is to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee has the right to authorize compensation that would not otherwise be deductible under Section 162(m) or otherwise.

COMPENSATION COMMITTEE REPORT

We have reviewed the Compensation Discussion and Analysis with the Company’s management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

The Compensation Committee
Hugh Evans (Chairman)
Prescott Ashe
Benjamin M. Polk
Charles S. Ream
Mark H. Ronald

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SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to our Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers for fiscal 2013, 2012 and 2011. We refer to these individuals as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)		(g)	(h)		(i)	(j)
Leonard Borow	2013	$650,000	$	─	$3,011,745	$	─	$438,492	$	─	$70,580	$4,170,817
President and Chief	2012	650,000		─	─		─	─		─	61,397	711,397
Executive Officer	2011	635,098		─	─		─	449,748		─	56,362	1,141,208

John Buyko
Executive Vice
President and	2013	$520,000	$	─	$2,007,830	$	─	$350,794	$	─	$9,000	$2,887,624
President of	2012	520,000		─	─		─	─		─	10,240	530,240
Aeroflex	2011	450,000		─	─		─	311,364		─	18,001	779,365
Microelectronic
Solutions

John Adamovich, Jr.	2013	$440,000	$	─	$1,254,894	$	─	$197,686		$3,374	$62,636	$1,958,590
Senior Vice	2012	440,000		─	─		─	─		2,937	63,389	506,326
President and Chief	2011	440,000		─	─		─	225,656		3,003	70,342	739,001
Financial Officer

Andrew F.
Kaminsky
Senior Vice
President ─
Corporate	2013	$349,428	$	─	$1,035,288	$	─	$168,482	$	─	$11,250	$1,564,448
Development,	2012	280,000		─	557,881		─	─		─	13,286	851,167
Investor Relations	2011	280,000		200,000	317,333		─	─		─	12,204	809,537
and Human
Resources

Edward S. Wactlar
Senior Vice	2013	$375,000	$	─	$1,035,288	$	─	$168,482	$	─	$12,000	$1,590,770
President, General	2012	375,000		─	506,496		─	─		─	14,587	896,083
Counsel and	2011	375,000		─	317,333		─	213,650		─	17,253	923,236
Secretary

(1)	“Salary” includes contributions to our 401(k) Plan made by each of the NEOs.

(2)	“Stock Awards” includes the value of restricted stock units awarded based on the aggregate grant date fair value of the awards as calculated in accordance with FASB ASC Topic 718. In fiscal 2013, 60% of the restricted stock units granted have a performance condition that allows for the vesting of between 50% and 150% of the shares awarded. The restricted stock units, if earned, vest ratably over three years or earlier, upon a change in control. At grant date, we had estimated that 140% of the shares would vest, as reflected in the fair value above. The amounts in this column do not correspond to the actual value to be realized by the NEOs upon vesting. If, instead, the maximum number of restricted stock units were earned at the end of the performance period (150% of the awarded shares), then the value of performance-based restricted stock units based on the value of the stock at the grant date would have been $2,185,944 for Mr. Borow, $1,457,296 for Mr. Buyko, $910,810 for Mr. Adamovich, $751,416 for Mr. Kaminsky and $751,146 for Mr. Wactlar. Accordingly, if such number of shares were reported in the summary compensation table, the value in column (e) would have increased by $145,730 for Mr. Borow, $97,153 for Mr. Buyko, $60,721 for Mr. Adamovich, $50,094 for Mr. Kaminsky and $50,094 for Mr. Wactlar.

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(3)	“Non-Equity Incentive Plan Compensation” includes incentive bonuses payable to our named executive officers based on operating results pursuant to their respective employment agreements. The compensation identified in this column was based on the achievement of EBITDA targets, as defined by the employment agreements. For a detailed description of incentive bonus calculations, see "Executive Compensation—Compensation Discussion and Analysis—Incentive Bonus."

(4)	“All Other Compensation” for fiscal 2013 includes benefits received by our executives for a leased auto, car expenses or car allowances, personal use of the company jet timeshare (with reimbursement by the employee of the minimum amount of income imputed for such use as determined by the applicable Federal and state rules and regulations), supplemental medical reimbursement, split dollar life insurance agreements, a deferred compensation plan and company matching funds under the Aeroflex Incorporated Employees’ 401(k) Plan. In fiscal 2013, Mr. Borow received a benefit valued at $36,580 for the use of the Company jet timeshare as provided by his employment agreement. In fiscal 2013, Mr. Adamovich received a benefit valued at $50,636 as part of his deferred compensation. For more information, see page 30 under the section entitled “2013 Non-Qualified Deferred Compensation.” No other individual amounts attributable to any of the perquisites or benefits exceeds the greater of $25,000 or 10% of the total amount of the perquisites and benefits for each executive.

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GRANTS OF PLAN-BASED AWARDS – FISCAL 2013

								All other	All other
								Stock	Option
					Estimated Future			Awards:	Awards:	Exercise	Grant Date
		Estimated Future			Payouts Under Equity			Number	Number of	or Base	Fair Value
		Payouts Under Non-Equity			Incentive Plan Awards: Number of			of Shares	Securities	Price of	of Stock
	Grant	Incentive Plan Awards(1)			Shares of Stock or Units(2)			of Stocks	Underlying	Option	and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Leonard Borow	-	$325,000	$650,000	$975,000	─	─	─	─	─	$ ─	$ ─
	12/21/2012	─	─	─	108,108	216,216	324,324	─	─	─	2,040,214
	12/21/2012	─	─	─	─	─	─	144,144	─	─	971,531

John Buyko	-	260,000	520,000	780,000	─	─	─	─	─	─	─
	12/21/2012	─	─	─	72,072	144,144	216,216	─	─	─	1,360,143
	12/21/2012	─	─	─	─	─	─	96,096	─	─	647,687

John Adamovich, Jr.	-	146,667	293,333	440,000	─	─	─	─	─	─	─
	12/21/2012	─	─	─	45,045	90,090	135,135	─	─	─	850,090
	12/21/2012	─	─	─	─	─	─	60,060	─	─	404,804

Andrew F. Kaminsky	-	125,000	250,000	375,000	─	─	─	─	─	─	─
	12/21/2012	─	─	─	37,162	74,324	111,486	─	─	─	701,321
	12/21/2012	─	─	─	─	─	─	49,550	─	─	333,967

Edward S. Wactlar	-	125,000	250,000	375,000	─	─	─	─	─	─	─
	12/21/2012	─	─	─	37,162	74,324	111,486	─	─	─	701,321
	12/21/2012	─	─	─	─	─	─	49,550	─	─	333,967

(1)	Amounts shown reflect the threshold, target and maximum payout amounts for the fiscal year ended June 30, 2013 under the terms of our named executive officers' employment agreements. For each of Messrs. Borow and Buyko, the target payout was equal to 100% of base salary, the threshold payout was equal to 50% of base salary and the maximum payout was equal to 150% of base salary. For Messrs. Adamovich, Kaminsky and Wactlar the target payout was equal to 66.67% of base salary, the threshold payout was equal to 33.33% of base salary and the maximum payout was equal to 100% of base salary. For fiscal 2013, the EBITDA target was $135.0 million, the threshold EBITDA was $122.4 million and the maximum EBITDA was $146.4 million. Based on the EBITDA targets and the determination by the Compensation Committee of the actual EBITDA achieved, as adjusted, it was determined and recommended by the Compensation Committee, and ratified and approved by the Board, that for fiscal 2013, bonuses of $438,492, $350,794, $197,686, $168,482 and $168,492 would be paid to Messrs. Borow, Buyko, Adamovich, Kaminsky and Wactlar, respectively. For a detailed description of incentive bonuses, see “—Executive Compensation—Compensation Discussion and Analysis—Annual Bonuses.”

(2)	Amounts shown reflect the threshold, target and maximum payout amounts for the performance-based restricted stock units that were granted during the fiscal year ended June 30, 2013 and which vest in three equal tranches, based on EBITDA, as adjusted, for each of fiscal 2013, 2014 and 2015, respectively. For each named executive officer, the target payout was equal to 100% of the shares awarded, the threshold payout was equal to 50% of the shares awarded and the maximum payout was equal to 150% of the shares awarded. In fiscal 2013, the EBITDA target for purposes of the performance-based restricted stock units was $132.0 million, the threshold EBITDA was $128.0 million and the maximum EBITDA was $138.6 million. Based on the EBITDA targets and the determination by the Compensation Committee of the actual EBITDA achieved, as adjusted, management did not meet the threshold target for fiscal 2013. However, due to certain extraordinary circumstances and other achievements not impacting EBITDA, the Compensation Committee waived the minimum EBITDA threshold requirement and awarded management 50% of their available PRSUs for fiscal 2013. Subject to the respective officer’s continued employment with the Company through 2015, Messrs. Borow, Buyko, Adamovich, Kaminsky and Wactlar have been vested in 36,036, 24,024, 15,015, 12,387 and 12,387 shares, respectively. For a detailed description of performance-based restricted stock units, see “—Executive Compensation—Compensation Discussion and Analysis—Equity-based Awards.”

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OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR-END

Name	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Equity Incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested ($)	Equity Incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)(1)	(h)(1)	(i)	(j)
Leonard Borow	─	─	─	$ ─	─	144,144	$1,137,296	─	$ ─
	─	─	─	─	─	─	─	108,108	852,972	(2)

John Buyko	─	─	─	─	─	96,096	758,197	─	─
	─	─	─	─	─	─	─	72,072	568,648	(2)

John Adamovich, Jr.	─	─	─	─	─	60,060	473,873	─	─
	─	─	─	─	─	─	─	45,045	355,405	(2)

Andrew F. Kaminsky	─	─	─	─	─	─	─	39,000	─	(3)
	─	─	─	─	─	19,380	152,908	─	─
	─	─	─	─	─	─	─	8,479	─	(4)
	─	─	─	─	─	5,653	44,602	─	─
	─	─	─	─	─	49,550	390,950	─	─
	─	─	─	─	─	─	─	37,162	293,208	(2)

Edward S. Wactlar	─	─	─	─	─	─	─	39,000	─	(3)
	─	─	─	─	─	29,070	229,362	─	─
	─	─	─	─	─	─	─	4,845	─	(4)
	─	─	─	─	─	3,230	25,485	─	─
	─	─	─	─	─	49,550	390,950	─	─
	─	─	─	─	─	─	─	37,162	293,208	(2)

(1)	Includes restricted stock units (“RSUs”) designated as “time-based units” which vest ratably over three to five years. The market value presented in the table above is based on the closing market price of common stock at June 30, 2013.

(2)	Includes RSUs designated as “performance-based units” which shall be earned to the extent of one-third upon the achievement of certain established EBITDA targets in each of fiscal 2013, 2014 and 2015 and vest after three years. The market value presented in the table above is based on the closing market price of our common stock at June 30, 2013 and the expected number of shares to be earned, based on the threshold.

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(3)	In fiscal 2011, certain members of our management were granted Class B-1 membership interests in parent LLC. Pursuant to the terms of the parent LLC's limited liability company operating agreement, the holders of the Class B-1 membership interests are entitled to receive a percentage of all distributions, if any, made by parent LLC after (x) the Class A members, including the Sponsors, receive a return of their invested capital plus a 12% annual rate of return (compounded quarterly) on their invested capital and (y) certain members of our management that purchased Class A interests will receive a special distribution in the aggregate amount of approximately $3.2 million, together with a 12% per annum internal rate of return (compounded quarterly). These Class B-1 membership interests vest ratably over five years or earlier upon a change in control. The number of units disclosed in the table above includes the percentage share of overall equity interests in the parent LLC represented by the unvested portion of these awards as of June 30, 2013, which was 60% of the original Class B-1 awards. These Class B-1 membership interests represent profit interests in parent LLC. Based upon the closing market price of our common stock at June 30, 2013 of $7.89, and in view of the priority of the Class A membership interests, the Class B-1 membership interests had no value at June 30, 2013.

(4)	Includes RSUs designated as “market based units” which shall vest to the extent of one-third on each of November 16, 2012, 2013 and 2014, subject to certain established per share price targets of our common stock. In view of the fact that the market value of the common stock was below the price target at June 30, 2013, the RSUs had no value at such date.

FISCAL 2013 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Leonard Borow	-	$-	384,141	$-	(1)
John Buyko	-	-	320,117	-	(1)

John Adamovich, Jr.	-	-	51,219	-	(1)

Andrew F.	-	-	13,000	-	(1)
Kaminsky			9,690	71,706
			2,826	17,776

Edward S. Wactlar	-	-	13,000	-	(1)
			9,690	58,625
			1,615	10,158

(1)	These shares represent the Class B and B-1 membership interests in parent LLC. Based upon the market price of the common stock at June 30, 2013 of $7.89 and in view of the priority of the Class A membership interests, the Class B and B-1 membership interests had no value at June 30, 2013.

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2013 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Leonard Borow	$ ─	$ ─	$ ─	$ ─	$ ─
John Buyko	─	─	─	─	─
John Adamovich, Jr.	─	50,000	4,009	─	377,766
Andrew F. Kaminsky	─	─	─	─	─
Edward S. Wactlar	─	─	─	─	─

In accordance with Mr. Adamovich’s employment contract, we have credited or will credit to a book reserve $50,000 beginning December 1, 2006 and each successive December 1 that he is employed by us. This money is notionally invested in bonds, mutual funds or securities as agreed upon by our Board of Directors and Mr. Adamovich. For fiscal 2013, we credited the book reserve by $50,000 and the balance accrued $4,009 of notional interest. The Summary Compensation Table reflects the excess of these notional earnings over earnings calculated at a market rate of 120% of the applicable federal long term rate. As of June 30, 2013, the cumulative excess of these notional earnings amounted to $18,851.

Directors’ Compensation

Directors employed by us or by affiliates of the Sponsors do not receive any fees for serving as a member of our Board of Directors. However, we use cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board of Directors. In setting director compensation, our Board of Directors considers the significant amount of time that directors expend in fulfilling their duties as well as the skill level required. The following information relates to the compensation of our directors:

Board Retainer and Fees.  Directors who are not our employees or employees of affiliates of the Sponsors receive an annual retainer of $40,000, payable quarterly in advance, and a $2,000 fee for each meeting of the Board of Directors they attend.

Committee Fees. The Chairman of the Audit Committee receives an additional annual fee of $12,000, and each member receives an additional fee of $2,000 for attendance at each meeting of the Audit Committee. Each non-affiliated member receives an additional fee of $2,000 for attendance at each meeting of the Compensation Committee. Our employees and employees of affiliates of the Sponsors will not receive any retainer or fees for their service on the Board of Directors or any committee.

Equity Awards.  Our directors who are not employees or employees of affiliates of the Sponsors are eligible to receive equity awards pursuant to the 2011 Omnibus Incentive Plan. In November 2012, each non-affiliated director received stock awards for 6,547 shares, which vest 100% on November 14, 2013.

The table below summarizes the compensation paid by the Company to our directors for the fiscal year ended June 30, 2013.

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FISCAL 2013 DIRECTORS’ COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Hugh Evans	$-	$-	$-	$-	$-	$-	$-
Leonard Borow	-	-	-	-	-	-	-
John Buyko	-	-	-	-	-	-	-
Prescott Ashe	-	-	-	-	-	-	-
Joe Benavides	-	-	-	-	-	-	-
Bradley J. Gross	-	-	-	-	-	-	-
John D. Knoll	-	-	-	-	-	-	-
Ramzi M. Musallam	-	-	-	-	-	-	-
Richard N. Nottenburg	50,000	40,264	-	-	-	-	90,264
Benjamin M. Polk	-	-	-	-	-	-	-
Charles S. Ream	96,000	40,264	-	-	-	-	136,264
Mark H. Ronald	82,000	40,264	-	-	-	-	122,264
General Peter J. Schoomaker (USA, Ret.)	68,000	40,264	-	-	-	-	108,264

(1)	Represents the fair value of 6,547 shares of common stock awarded to our independent directors, multiplied by the grant date fair value. The amounts in this column do not correspond to the actual value to be realized by the director upon vesting.

Employment Agreements

We are a party to employment agreements with each of our named executive officers, the terms of which are set forth below.

We entered into restated and amended employment agreements with each of our named executive officers as of August 28, 2013. Those agreements provide that, to the extent any severance benefits payable to a named executive officer constitute deferred compensation subject to Section 409A of the Internal Revenue Code at the time the employment of such named executive officer terminates, and that officer is deemed a "specified employee" under Section 409A, then we will defer payment of these benefits to the extent necessary to avoid adverse tax treatment.

Leonard Borow

We are a party to an employment agreement with Mr. Borow, our President and Chief Executive Officer, which expires on August 15, 2015. Mr. Borow currently receives a base salary of $650,000 and an annual bonus of between 50% and 150% of his base salary based upon our achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board.

Mr. Borow's employment agreement provides for a three-year consulting period after the termination of employment by expiration of the contract term, mutual agreement or retirement, during which time Mr. Borow will receive consulting payments in an annual amount equal to two-thirds of his last annual base salary. Based on his current salary, he would receive monthly payments of $36,111. Mr. Borow will also receive continuation of health benefits for his lifetime.

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In the event that we terminate the employment of Mr. Borow without cause (as defined in the employment agreement) or Mr. Borow terminates his employment for good reason (as defined in the employment agreement), Mr. Borow is entitled to receive his salary and an annual bonus for the remainder of the contract term. For this purpose, the annual bonus will be calculated based on the average of Mr. Borow's highest annual bonuses for a period not to exceed three years during the fiscal years (for a period not exceeding 10 years) commencing after August 15, 2007. As of June 30, 2013, this lump sum severance would aggregate approximately $2.7 million. In the event Mr. Borow's employment is terminated for cause, Mr. Borow will not be entitled to any severance benefits other than his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award. In the event of Mr. Borow's death or disability, Mr. Borow or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award, and Mr. Borow or his beneficiary or estate is also entitled to any annual bonus for the current fiscal year based on our performance, prorated to the date of termination. In the event Mr. Borow's employment terminates due to retirement, Mr. Borow shall be entitled to his salary through the date of termination, unused vacation, a prorated amount of any annual bonus for the fiscal year in which he retired and any benefits that have vested in accordance with the terms of the applicable award. If, in connection with a change of control, we determine in good faith that any payments or benefits provided to Mr. Borow constitute "parachute payments" within the meaning of Section 280G and Section 4999 of the Internal Revenue Code, such "parachute payments" to Mr. Borow will be reduced to an amount determined by us in good faith to be the maximum amount that may be provided to Mr. Borow without resulting in any portion of such parachute payments being subject to an excise tax.

Mr. Borow is subject to non-competition and non-solicitation restrictions until two years following the later of (a) the termination of his employment for any reason or (b) the three-year consulting period, if applicable.

In the Amended and Restated Employment Agreement between Aeroflex and Mr. Borow, dated August 28, 2013, the following material changes were made to the agreement described above:

•	Mr. Borow’s target performance bonus would be set at 100% (the maximum and threshold bonus percentages remained unchanged) and commencing with the 2015 fiscal year, the performance bonus opportunity would be subject to any performance bonus plan adopted by Aeroflex; and
•	As described in the Compensation Discussion and Analysis under the heading “Events After June 30, 2013” on page 23 above, the cutback provision was deleted and replaced with a modified cutback, where Mr. Borow’s parachute payments would only be reduced to an amount that is not subject to an excise tax if, as determined by our auditors, it would result in an equal or greater total of parachute payments than Mr. Borow otherwise would receive without such reduction on an after-tax basis.

John Buyko

We are a party to an employment agreement with Mr. Buyko, our Executive Vice President and President of Aeroflex Microelectronic Solutions, which expires on August 15, 2015. Mr. Buyko currently receives a base salary of $520,000 and an annual bonus of between 50% and 150% of his base salary based upon our achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board.

In the event that we terminate the employment of Mr. Buyko without cause (as defined in the employment agreement) or Mr. Buyko terminates his employment for good reason (as defined in the employment agreement), Mr. Buyko is entitled to receive (i) his salary for the remainder of the employment term at the rate in effect immediately prior to such termination, (ii) continuation of health benefits until the earlier of December 31st of the second year following his termination of employment or his commencement of full-time employment with a new employer and (iii) annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year) equal to the average of the highest annual bonuses for a period not to exceed three years awarded to him during the fiscal years (for a period not exceeding 10 years) commencing after August 15, 2007. As of June 30, 2013, this lump sum severance would aggregate approximately $2.1 million. In the event that we terminate the employment of Mr. Buyko for cause, he is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award. In the event of termination upon Mr. Buyko's death or disability, Mr. Buyko or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and any benefits that have vested in accordance with the terms of the applicable award, and he is also entitled to any annual bonus for the current fiscal year based on our performance, prorated to the date of termination. If, in connection with any transaction, we determine in good faith that any payments or benefits provided to Mr. Buyko constitute "parachute payments" within the meaning of Section 280G and Section 4999 of the Internal Revenue Code, such "parachute payments" to Mr. Buyko will be reduced to an amount determined by us in good faith to be the maximum amount that may be provided to Mr. Buyko without resulting in any portion of such parachute payments being subject to an excise tax.

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In addition, Mr. Buyko is subject to non-competition and non-solicitation restrictions until the later of (i) the period during which Mr. Buyko is entitled to receive severance payments pursuant to the employment agreement and (ii) one year following the termination of his employment for any reason.

In the Amended and Restated Employment Agreement between Aeroflex and Mr. Buyko, dated August 28, 2013, the following material changes were made to the agreement described above:

•	Mr. Buyko’s target performance bonus would be set at 100% (the maximum and threshold bonus percentages remained unchanged) and commencing with the 2015 fiscal year, the performance bonus opportunity would be subject to any performance bonus plan adopted by Aeroflex; and
•	As described in the Compensation Discussion and Analysis under the heading “Events After June 30, 2013” on page 23 above, the cutback provision was deleted and replaced with a modified cutback, where Mr. Buyko’s parachute payments would only be reduced to an amount that is not subject to an excise tax if, as determined by our auditors, it would result in an equal or greater total of parachute payments than Mr. Buyko otherwise would receive without such reduction on an after-tax basis.

John Adamovich, Jr.

We are a party to an employment agreement with Mr. Adamovich, our Senior Vice President and Chief Financial Officer, which was to expire on September 17, 2013. Under the agreement, as amended in September 2012, Mr. Adamovich currently receives an annual salary of $440,000 and is eligible to receive an annual bonus of between 33.33% and 100% of his annual salary based upon the achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board and an annual $50,000 contribution to a non-qualified deferred compensation account. See “Executive Compensation – Employment Agreements.” In the event that we terminate the employment of Mr. Adamovich within twenty-four months following a change in control (as defined in the employment agreement) without cause (as defined in the employment agreement) or Mr. Adamovich terminates his employment for good reason (as defined in the employment agreement) within 24 months following a change in control, he is entitled to receive (i) a lump sum severance payment of 2.5 times the sum of his base salary and his target bonus (66.67% of his base salary), (ii) continuation of health benefits until December 31st of the second year following his termination of employment, and (iii) a pro-rata target bonus for the year of termination. If all or any portion of the payments or benefits which Mr. Adamovich is entitled to receive constitutes an excess “parachute payment” subject to the imposition of an excise tax under Sections 280G and 4999 of the Internal Revenue Code, all such parachute payments will be reduced accordingly to an aggregate amount that is not subject to an excise tax if, as determined by our auditors, it would result in an equal or greater total of parachute payments than Mr. Adamovich otherwise would receive without such reduction on an after-tax basis. As of June 30, 2013, assuming such agreement terms to be in effect, this lump sum severance would aggregate approximately $1.8 million.

In the event that we terminate the employment of Mr. Adamovich without cause, or if Mr. Adamovich terminates his employment for good reason, in either such case, other than within 24 months following a change in control, he is entitled to receive his salary and the continuation of benefits for one year following termination of employment, (ii) one times the target bonus, and (iii) a performance bonus for the year in which termination occurs, prorated to the date of termination. As of June 30, 2013, assuming such agreement terms to be in effect, this lump sum severance payment would aggregate $733,333.

In the event Mr. Adamovich's employment is terminated for cause, Mr. Adamovich will not be entitled to any severance benefits other than his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation. In the event of Mr. Adamovich's death or disability, Mr. Adamovich or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation, an annual bonus in the amount of the target bonus for the fiscal year in which such death or disability occurs prorated to the date of termination, and the continuation of health benefits for a period of one year.

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Mr. Adamovich is subject to non-competition and non-solicitation restrictions during the employment period and, in the case of termination for cause or without good reason, for one year after the date of termination.

In the Amended and Restated Employment Agreement between Aeroflex and Mr. Adamovich, dated August 28, 2013, the following material changes were made to the agreement described above:

•	The term of Mr. Adamovich’s employment agreement will be subject to automatic one year renewals, commencing on September 17, 2013, provided that neither party gives notice of non-renewal at least 90 days prior to the expiration of the current term of the agreement. If, however, such notice of non-renewal is given by us, Mr. Adamovich will be entitled to receive the same salary, bonus and other benefits as if his employment were terminated without cause.
•	Mr. Adamovich’s target performance bonus would be set at 66.67% (the maximum and threshold bonus percentages remained unchanged) and commencing with the 2015 fiscal year, the performance bonus opportunity would be subject to any performance bonus plan adopted by Aeroflex; and
•	The pro rata bonus portion of Mr. Adamovich’s severance upon a termination without cause, or a termination for good reason, other than in connection with a change in control, shall be prorated based on the actual bonus Mr. Adamovich would have received had he remained employed throughout the fiscal year of such termination.

Andrew F. Kaminsky

We are a party to an employment agreement with Mr. Kaminsky, our Senior Vice President—Corporate Development, Investor Relations and Human Resources effective as of September 28, 2012. The Agreement is for an initial term of one year but is automatically renewable for additional one year periods until we give him, or he gives us, 90 days written notice of an intention not to renew. Under the agreement, Mr. Kaminsky currently receives an annual base salary of $375,000 and is eligible to receive an annual bonus of between 33 1/3% and 100% of his annual base salary based upon the achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board. In the event that we terminate the employment of Mr. Kaminsky either within 6 months prior or 18 months following a change in control (as defined in the employment agreement) without cause (as defined in the employment agreement) or Mr. Kaminsky terminates his employment for good reason (as defined in the employment agreement) within 6 months prior or 18 months following a change in control, he is entitled to receive (i) a lump sum severance payment of two times the sum of his base salary and his target bonus (66.67% of his base salary), (ii) continuation of health benefits for a period of 18 months, and (iii) a pro-rata target bonus for the year of termination. If all or any portion of the payments or benefits which Mr. Kaminsky is entitled to receive constitutes an excess “parachute payment” subject to the imposition of an excise tax under Sections 280G and 4999 of the Internal Revenue Code, all such parachute payments will be reduced accordingly to an aggregate amount that is not subject to an excise tax if, as determined by our auditors, it would result in an equal or greater total of parachute payments than Mr. Kaminsky otherwise would receive without such reduction on an after-tax basis. As of June 30, 2013, assuming such agreement terms to be in effect, this lump sum severance would aggregate approximately $1.3 million.

In the event that we terminate the employment of Mr. Kaminsky without cause (which is defined in the employment agreement and includes a notice of non-renewal by us), or if Mr. Kaminsky terminates his employment for good reason (as defined in the employment agreement), in either such case, other than 6 months prior or 18 months following a change in control, he is entitled to receive (i) one year’s salary plus one times his target bonus, (ii) a performance bonus, if any, for the year in which termination occurs, prorated to the date of termination, and (iii) continuation of health benefits for a period of one year. As of June 30, 2013, assuming such agreement terms to be in effect, the lump sum severance payable thereunder would aggregate $625,000. In the event Mr. Kaminsky is terminated for cause, Mr. Kaminsky would be entitled to receive his salary through the date of termination and any awarded but unpaid bonus. In the event Mr. Kaminsky’s employment is terminated for death or disability, Mr. Kaminsky or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation, an annual bonus in the amount of the target bonus for the fiscal year in which such death or disability occurs prorated to the date of termination, and continuation of health benefits for a period of six months.

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Mr. Kaminsky is subject to non-competition and non-solicitation restrictions during the employment period and for a period of one year after termination in the event Mr. Kaminsky’s employment is terminated for cause or without good reason.

In the Amended and Restated Employment Agreement between Aeroflex and Mr. Kaminsky, dated August 28, 2013, the following material changes were made to the agreement described above:

•	Mr. Kaminsky’s target performance bonus would be set at 66.67% (the maximum and threshold bonus percentages remained unchanged) and commencing with the 2015 fiscal year, the performance bonus opportunity would be subject to any performance bonus plan adopted by Aeroflex; and
•	The Agreement was clarified to provide that the pro rata bonus portion of Mr. Kaminsky’s severance upon a termination without cause, or a termination for good reason, other than in connection with a change in control, shall be prorated based on the actual bonus Mr. Kaminsky would have received had he remained employed throughout the fiscal year of such termination.

Edward S. Wactlar

We are a party to an employment agreement with Mr. Wactlar, our Senior Vice President, General Counsel and Secretary. The agreement is for a period of three years, renewing daily, unless either party provides notice of non-renewal. Upon such notice of nonrenewal, the employment period shall continue for a three year period from the date of such notice; provided, however, that if such non-renewal notice is received after the fifth anniversary of the effective date of the agreement, the employment period shall continue for a period of one year from the date any such notice of non-renewal is received. The effective date of the agreement is July 1, 2010. Under the agreement, as amended in September 2012, Mr. Wactlar currently receives an annual base salary of $375,000 and is eligible to receive an annual bonus of between 33.33% and 100% of his annual base salary based upon the achievement of certain EBITDA targets established by our Compensation Committee and ratified and approved by the Board. In the event that we terminate the employment of Mr. Wactlar within 18 months following a change in control (as defined in the employment agreement) without cause (as defined in the employment agreement) or Mr. Wactlar terminates his employment for good reason (as defined in the employment agreement) within 18 months following a change in control, he is entitled to receive, (i) a lump sum severance payment of (A) three times the sum of his base salary and his target bonus (66.67% of his base salary) if termination occurs prior to the fifth anniversary of the effective date of the employment agreement or (B) one times his base salary and his target bonus if termination occurs after the fifth anniversary of the effective date of the employment agreement, (ii) continuation of health benefits for the balance of the employment period, but in no event less than one year following termination of his employment, and (iii) a pro-rata target bonus for the year of termination; provided, however, that such lump sum severance benefit will be no less than the severance benefit to which Mr. Wactlar would be entitled to absent a change in control (as described below). If all or any portion of the payments or benefits which Mr. Wactlar is entitled to receive constitutes an excess “parachute payment” subject to the imposition of an excise tax under Sections 280G and 4999 of the Internal Revenue Code, all such parachute payments will be reduced accordingly to an aggregate amount that is not subject to an excise tax if, as determined by our auditors, it would result in an equal or greater total of parachute payments than Mr. Wactlar otherwise would receive without such reduction on an after-tax basis. As of June 30, 2013, assuming such agreement terms to be in effect, this lump sum severance would aggregate approximately $1.9 million.

In the event that we terminate the employment of Mr. Wactlar without cause, or if Mr. Wactlar terminates his employment for good reason, in either such case, other than within 18 months following a change in control, he is entitled to receive (i) his salary and the continuation of benefits for the remainder of the employment term, but in no event less than one year following termination of employment if such termination occurs after the fifth anniversary of the effective date of the employment agreement and (ii) annual bonuses in the amount of the target bonus for the remainder of the employment period as if Mr. Wactlar had not been terminated including, without duplication, a performance bonus, if any, for the year in which termination occurs, prorated to the date of termination. As of June 30, 2013, assuming such agreement terms to be in effect, this lump sum severance payment would aggregate approximately $1.9 million.

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In the event Mr. Wactlar's employment is terminated for cause, Mr. Wactlar will not be entitled to any severance benefits other than his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation. In the event of Mr. Wactlar’s death or disability, Mr. Wactlar or his beneficiary or estate is entitled to receive his salary through the date of termination, unused vacation and accrued but unpaid bonus compensation, an annual bonus in the amount of the target bonus for the fiscal year in which such death or disability occurs prorated to the date of termination, and continuation of health benefits for a period of 24 months.

Mr. Wactlar is subject to non-competition and non-solicitation restrictions during the employment period and, in the case of termination for cause or without good reason, for one year after the date of termination.

In the Amended and Restated Employment Agreement between Aeroflex and Mr. Wactlar, dated August 28, 2013, the following material changes were made to the agreement described above:

•	Mr. Wactlar’s target performance bonus would be set at 66.67% (the maximum and threshold bonus percentages remained unchanged) and commencing with the 2015 fiscal year, the performance bonus opportunity would be subject to any performance bonus plan adopted by Aeroflex; and
•	The Agreement was clarified to provide that the pro rata bonus portion of Mr. Wactlar’s severance upon a termination without cause, or a termination for good reason, other than in connection with a change in control, shall be prorated based on the actual bonus Mr. Wactlar would have received had he remained employed throughout the fiscal year of such termination.

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Potential Payments Upon Termination or Change in Control

The following table takes into consideration the circumstances of the event and the estimated value of the payments and benefits that each NEO would be entitled to as of June 30, 2013 under the agreements described above. Benefits that are generally available to all salaried employees and are non-discriminatory are excluded. See “Executive Compensation – Employment Agreements.”

	Leonard Borow	John Buyko	John Adamovich, Jr.	Andrew F. Kaminsky	Edward S. Wactlar
Termination Scenario (As of June 30, 2013)

Death or Disability

Severance payable	$-	$-	$-	$-	$-
Continuation of health benefits (1)	270,004	-	15,420	12,264	2,016
Non-equity incentive payable	-	-	-	-	-
Equity incentive awards (2)	284,324	189,549	118,468	97,736	97,736
Deferred compensation plan (3)	-	-	377,766	-	-
	$554,328	$189,549	$511,654	$110,000	$99,752

Termination by us without cause or by NEO for good reason

Severance payable	$1,381,918	$1,105,550	$440,000	$375,000	$1,125,000
Continuation of health benefits(1)	270,004	20,790	15,420	24,528	3,024
Non-equity incentive payable	1,317,179	1,032,216	293,333	250,000	750,000
Equity incentive awards (2)	284,324	189,549	118,468	97,736	1,172,704
Deferred compensation plan (3)	-	-	377,766	-	-
	$3,253,425	$2,348,105	$1,244,987	$747,264	$3,050,728

Following a change-in-control, assuming no termination, but without replacement of equity incentive awards

Severance payable	$-	$-	$-	$-	$-
Continuation of health benefits	-	-	-	-	-
Non-equity incentive payable	-	-	-	-	-
Equity incentive awards (4)	2,558,916	1,705,944	1,066,215	1,121,740	1,172,704
Deferred compensation plan	-	-	-	-	-
	$2,558,916	$1,705,944	$1,066,215	$1,121,740	$1,172,704

Termination by us without cause or by NEO for good reason following a change-in-control

Severance payable	$1,381,918	$1,105,550	$1,100,000	$750,000	$1,125,000
Continuation of health benefits(1)	270,004	20,790	38,550	36,792	3,024
Non-equity incentive payable	1,317,179	1,032,216	733,333	500,000	750,000
Equity incentive awards (4)	2,558,916	1,705,944	1,066,215	1,121,740	1,172,704
Deferred compensation plan (3)	-	-	377,766	-	-
	$5,528,017	$3,864,500	$3,315,864	$2,408,532	$3,050,728

(1)	For Mr. Borow, the amounts shown reflect the estimated costs for continuation of health benefits over his estimated life expectancy. For Messrs. Buyko, Adamovich, Kaminsky and Wactlar, amounts shown reflect the estimated costs for continuation of health benefits in accordance with the respective NEO’s employment agreement.

(2)	Upon death, disability, or termination by us without cause, each NEO would receive the respective number of performance-based restricted stock units which have been banked and would otherwise vest in 2015, except for Mr. Wactlar, who vests 100% in all equity awards if he is terminated without cause. See “Executive Compensation – Executive Compensation Program Overview – Equity-based Awards.” The value presented is based on the closing market price of our common stock at June 30, 2013 of $7.89.

(3)	Represents, for Mr. Adamovich, the accrued value of his non-qualified deferred compensation account as of June 30, 2013. See “Executive Compensation – Executive Compensation Program Overview - Executive Benefits and Perquisites.” Accruals to this account have been previously presented in the Summary Compensation Table in the Other Compensation column.

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(4)	Upon a change-in-control with a termination by us of an NEO without cause or the termination by an NEO for good reason or a change-in-control in which the equity-based awards are not assumed or replaced by the successor, the following will vest upon termination or change-in-control: (i) all outstanding RSUs which are solely time-based; (ii) all outstanding market-based RSU’s (except such RSUs which were rolled over); and (iii) all outstanding performance-based RSU’s - 100% of those banked and 100% of the target level for any prospective or future fiscal year tranches. These units were valued at the closing price of our common stock at June 30, 2013 of $7.89.

PROPOSAL 2— ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This advisory vote, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. We currently conduct an advisory vote on the compensation of our named executive officers annually and the next such advisory vote after our 2013 Annual Meeting will take place at our 2014 annual meeting of stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our Company’s philosophy, policies and practices described in this Proxy Statement.

Our compensation programs are designed to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives, to reward exceptional performance and contributions to the development of our businesses and to motivate our senior executives to balance risk and reward in the management of our businesses. Please see the section “Executive Compensation—Compensation Discussion and Analysis” and the related compensation tables above for additional details about our executive compensation program, including information about the fiscal 2013 compensation of our named executive officers.

Accordingly, the Board of Directors unanimously recommends that our stockholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

The say-on-pay vote is advisory, and, therefore, not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the results of the vote in future compensation deliberations.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVE
OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

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PROPOSAL 3—ADOPTION OF AEROFLEX HOLDING CORP. 2013 PERFORMANCE BONUS Plan

We are asking our stockholders to approve the Aeroflex Holding Corp. 2013 Performance Bonus Plan (the “Plan”), as adopted by the Board on September 11, 2013, subject to approval by our stockholders. The Plan will become effective on July 1, 2014, provided that stockholder approval is obtained at the 2013 Annual Meeting. A summary of the material terms of the Plan is described below; however, such summary is qualified in its entirety by the text of the Plan, a copy of which is attached as Appendix A to this proxy statement.

General. The Plan will be administered by the Compensation Committee, or an independent subcommittee thereof. The purpose of the Plan is to benefit and advance our interests, by rewarding select employees of Aeroflex and its affiliates for such employee’s contributions to our financial success thereby motivating such employee to continue to make such contributions in the future by granting performance-based awards.

Background. Section 162(m) of the Code disallows a deduction to us for any compensation paid to certain named executive officers in excess of $1,000,000 per year, subject to certain exceptions. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for “performance-based compensation.” In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the Board composed solely of two or more outside directors, stockholder approval of the material terms of such compensation, and certification by the Compensation Committee that the performance goals for the payment of such compensation have been achieved.

The Board believes that it is in our best interests and those of our stockholders to enhance our ability to attract and retain qualified personnel through performance based incentives, while at the same time obtaining the highest level of deductibility of compensation paid to employees.

Administration. Subject to the Plan, the Compensation Committee has the authority to administer, interpret and apply the Plan, including the authority to select the employees of the Company and its affiliates to participate in the Plan, to determine the terms and conditions of each award (provided that such terms are consistent with any applicable agreement between the Company and a participant), establish specific performance goals and to certify whether and the extent to which such goals have been satisfied, to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award and to adopt such rules, regulations and guidelines consistent with the provisions of the Plan as it may deem advisable to carry out the Plan.

Eligibility. The Named Executive Officers and such other of our employees as selected by the Compensation Committee are eligible to participate in the Plan.

Maximum Award Payable. The maximum amount of the incentive compensation bonuses payable to any participant under the Plan in, or in respect of, any single fiscal year shall not exceed $3,000,000.

Timing of Payment. All incentive compensation bonuses paid pursuant to the Plan will be paid in cash by March 15th of the year following the end of the fiscal year to which such bonus relates, provided generally that the recipient of such bonus remains employed through the last day of the fiscal year to which such bonus relates.

Bonus Opportunity and Performance Goals. Bonuses may be payable to a participant as a result of the satisfaction of any fiscal year performance goals; provided that, such goals will be set in accordance with the regulations under Section 162(m) of the Code. Performance goals means: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues (including, without limitation, specified subsets or measures of revenue, such as “net sales,” “net income” or “pro forma net income”); (ii) the attainment of certain target levels of, or a specified percentage increase in, earnings before interest, taxes, depreciation and amortization, subject to such adjustments or modifications as may be appropriate, to reflect various types of accounting adjustments that historically and otherwise have been or are approved by the Compensation Committee; (iii) the attainment of certain target levels of, or a specified percentage increase in, operating income; or (iv) the attainment (whether expressed as an actual amount or as a percentage) of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable items or expenditures.

For each selected performance goal, the Compensation Committee shall provide a threshold level of performance below which no incentive compensation bonus will be paid, a maximum level of performance above which no additional incentive compensation bonus will be paid and a target level in between such other levels. The Compensation Committee will, as appropriate, equitably redetermine the threshold, target and maximum performance levels in the event of a divestiture or acquisition or the occurrence of an extraordinary, unforeseen circumstance of consequence during the performance period; provided, however, that no such adjustment may be made unless such adjustment would be permissible under Section 162(m) of the Code.

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As soon as practicable after the end of each performance period, but before any incentive compensation bonuses are paid to the participants under the Plan, the Compensation Committee will certify in writing (i) whether the performance goal(s) were attained and (ii) the amount of the incentive compensation bonus payable to each participant based upon the attainment of such specified performance goals. The Compensation Committee also may, with respect only to participants who are not subject to Section 162(m) of the Code, increase the amount of any incentive compensation bonus of any participant at any time prior to payment thereof.

Amendment. The Board or the Compensation Committee may at any time amend the Plan; provided that no such amendment that requires the consent of the shareholders pursuant to Section 162(m) of the Code shall be effective without such consent and no amendment to the Plan shall in any way impair the rights of a participant pursuant to an existing award without such participant’s consent.

Federal Income Tax Consequences. Payments made under the Plan will be taxable to the recipients thereof when paid, and subject to the approval by the stockholders of the proposal described herein, the Company will generally be entitled to a deduction equal to the amount of income recognized by the recipient.

New Plan Benefits. No payments are planned to be made under the Plan with respect to the 2014 fiscal year. Because payouts under the Plan depend on future corporate performance, the actual amounts payable under the Plan for fiscal 2015 (or future years) are not determinable.

Vote Required. Approval of the Aeroflex Holding Corp. 2013 Performance Bonus Plan requires the affirmative vote of a majority of the votes cast.

Recommendation of the Board of Directors. The Board of Directors believes that the Plan supports the Company’s compensation philosophy by linking significant portions of executive compensation to the Company’s performance and by facilitating the payment of performance-based compensation on a tax deductible basis.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE AEROFLEX HOLDING CORP. 2013 PERFORMANCE BONUS PLAN.

Equity Compensation Plan Information as of June 30, 2013

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected column (a)) (c)
	(In thousands)
Equity compensation plans approved by security holders			2,080

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AUDIT COMMITTEE REPORT

The Audit Committee for the Company’s fiscal year ended June 30, 2013 was composed of three directors, each of whom is independent within the meaning of applicable NYSE rules and all of whom have accounting or related financial management expertise. The Audit Committee operates under a written charter approved by the Board of Directors. The committee charter is available in the Investor Relations-Corporate Governance section of our website at www.aeroflex.com.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  The Company’s independent registered public accounting firm, KPMG LLP, is responsible for auditing those financial statements and the Company’s internal control over financial reporting. The responsibility of the members of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring these processes.

In this context, the Audit Committee met with management and representatives of KPMG LLP, our independent registered public accounting firm, to review and discuss the Company’s audited consolidated financial statements as of and for the fiscal year ended June 30, 2013 and management’s and KPMG LLP’s evaluation of the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board standards. The Audit Committee also received written disclosures and a letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP that firm’s independence.  In particular, the Audit Committee considered whether the provision of non-audit services described in the following section is compatible with maintaining the independence of KPMG LLP and concluded that it is.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended June 30, 2013 for filing with the Securities and Exchange Commission.

The Audit Committee Charles S. Ream (Chairman) Mark H. Ronald General Peter J. Schoomaker (USA, Ret.)

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014. As a matter of good corporate governance, the appointment of KPMG LLP is being presented to the stockholders for ratification. The Audit Committee is not bound by the outcome of this vote but if the stockholders do not ratify the appointment of KPMG, the Audit Committee may reconsider its decision.

A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

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AUDIT AND RELATED FEES

Audit Fees

We were billed the aggregate amount of $2.5 million by KPMG LLP in respect of fiscal 2013 and $2.4 million in respect of fiscal 2012 for fees for professional services rendered for the audit of our consolidated annual financial statements and of our internal controls over financial reporting and review of our financial statements included in our Forms 10-Q.

Audit-Related Fees

We were billed the aggregate amount of $146,000 by KPMG LLP in respect of fiscal 2013 and $12,000 in respect of fiscal 2012 for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements that are not reported under the preceding paragraph. These services included the audit of a subsidiary and accounting consultations.

Tax Fees

We were billed the aggregate amount of $119,000 by KPMG LLP in respect of fiscal 2013 and $76,000 in respect of fiscal 2012 for professional services rendered for tax compliance, tax advice and tax planning. These services included reviewing our U.S. Federal and various state tax returns.

All Other Fees

KPMG LLP did not render other services in fiscal 2013 or fiscal 2012.

Our Audit Committee has determined that the provision of services by KPMG LLP is compatible with maintaining the independence of KPMG LLP as our independent registered public accounting firm.

Pre-Approval Policies

Our Audit Committee has determined not to adopt any blanket pre-approval policies. Instead, the Committee determined that it will, through designated individuals, specifically pre-approve the provision by KPMG LLP of all services.

Our Audit Committee approved all of the services provided by KPMG LLP and described in the preceding paragraphs.

Vote Required

The ratification of the appointment of KPMG LLP requires the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE

RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2014

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Any material transaction involving our directors, nominees for director, executive officers and their immediate family members and us or any of our affiliates is reviewed and approved by the Chief Executive Officer, following consultation with the Chairman of the Board, who determines whether the transaction is in our best interest. In addition, related-person transactions involving directors and nominees are subsequently reviewed by the Corporate Governance and Nominating Committee in connection with its review of the independence of the directors. The policies and procedures for related-party transactions are not in writing, but the proceedings are documented in the minutes of the Corporate Governance and Nominating Committee meetings.

Limited Liability Company Agreement

At the closing of the acquisition of Aeroflex by the Sponsors on August 15, 2007 (the “Going Private Transaction”), the Sponsors and certain members of our management who purchased equity interests in the parent LLC became parties to a limited liability company agreement with the parent LLC that sets forth provisions relating to the management and ownership of the parent LLC, including the rights of the Sponsors to appoint members of the board of managers of the parent LLC.

Veritas Capital has the right to appoint four members of the board of managers of the parent LLC at any time it owns at least 33% of the membership interests of the parent LLC, three members of the board of managers of the parent LLC at any time it owns less than 33% but at least 27% of the membership interests of the parent LLC, two members of the board of managers of the parent LLC at any time it owns less than 27% but at least 20% of the then outstanding membership interests of the parent LLC, and one member of the board of managers of the parent LLC at any time it owns less than 20% but at least 5% of the membership interests of the parent LLC. Golden Gate has the right to appoint three members of the board of managers of the parent LLC at any time it owns at least 33% of the membership interests of the parent LLC, two members of the board of managers of the parent LLC at any time it owns less than 33% but at least 20% of the then outstanding membership interests of the parent LLC, and one member of the board of managers of the parent LLC at any time it owns less than 20% but at least 5% of the then outstanding membership interests of the parent LLC. GS Direct has the right to appoint two members of the board of managers of the parent LLC at any time it owns at least 33% of the membership interests of the parent LLC, and one member of the board of managers of the parent LLC at any time it owns less than 33% but at least 5% of the membership interests of the parent LLC.

As described under “Proposal 1—Election of Directors,” at the time of our IPO, we entered into a director designation agreement that provides for the rights of the parent LLC to nominate designees to our Board of Directors. See “—Director Designation Agreement.” Pursuant to the limited liability company agreement of the parent LLC, the Sponsors will have certain rights to select the individuals that the parent LLC has the right to nominate under the director designation agreement. The Sponsors have agreed to allocate such rights to select the nominees under the director designation agreement as follows:

•	Until such time as we are required to comply with the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors, the parent LLC is required to nominate to our Board of Directors each member of the board of managers of the parent LLC that was appointed by Veritas Capital, Golden Gate Capital or GS Direct; and

•	during such time as (i) the parent LLC owns less than a majority but at least one share of our outstanding common stock and (ii) we are required to comply with the requirement under the New York Stock Exchange corporate governance standards that a majority of our Board of Directors consist of independent directors, Veritas Capital will have the right to select two nominees, Golden Gate will have the right to select one nominee and GS Direct will have the right to select one nominee.

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Each of the Sponsors is required pursuant to the limited liability company agreement of the parent LLC to cause the resignation from our Board of Directors of any director that was selected by such Sponsor and was nominated to our Board of Directors pursuant to the director designation agreement (i) in the event such Sponsor exercises its rights pursuant to the limited liability company agreement to redeem all of its Class A membership interests in exchange for our shares or (ii) if such director (A) has been removed from the board of managers of the parent LLC, (B) has resigned from the board of managers of the parent LLC or become disabled or (C) is required to resign from the board of managers of the parent LLC. The parent LLC may not waive or decline to exercise any of its rights under the director designation agreement or agree to any amendment of the director designation without the approval of the Sponsors.

In addition, the limited liability company agreement provides for, among other things, restrictions on the transferability of equity of the parent LLC, tag-along rights, drag-along rights and information rights. The tag-along rights provide that in the event of a proposed transfer of all of the Sponsors’ membership interests in the parent LLC, no Sponsor may transfer its membership interest until each holder of Class B or Class B-1 membership interests has been given the opportunity to participate in the transaction and sell his, her or its Class B or Class B-1 membership interests in the parent LLC under substantially the same terms as those of the Sponsors. The drag-along rights provide that in the event of a proposed transfer of all of the Sponsors’ membership interests in the parent LLC, the Sponsors may unanimously agree to require each member of the parent LLC, to sell his, her or its membership interests in the parent LLC in exchange for a pro rata portion of the proceeds. The information rights provide that (i) each member of the parent LLC may examine, copy and audit the books of the parent LLC during normal business hours, (ii) the parent LLC will keep the Sponsors informed with respect to any tax, criminal or regulatory investigation, or action and (iii) each year the parent LLC will provide its tax returns, schedules and related tax information to its members.

Without the approval of the Sponsors, subject to certain stated exceptions, the parent LLC may not permit us to take certain actions, including transactions with the Sponsors or affiliates or employees of the Sponsors.

Pursuant to the limited liability company agreement of the parent LLC, each holder of Class A membership interests will have the right to require the parent LLC to redeem all, but not less than all, of its Class A membership interests in exchange for our shares (i) at any time from and after the second anniversary of our IPO, (ii) with respect to any Sponsor seeking to redeem its Class A membership interests, such time as our Board of Directors does not contain at least one director designated by such Sponsor, other than as a result of an act, omission or decision by such Sponsor or any of its designees to our Board of Directors or (iii) with the prior written approval of each of the Sponsors. Inasmuch as the second anniversary of our IPO occurred in November 2012, each holder of Class A membership interests may exercise such redemption right. The redemption price for such Class A membership interests will be an amount equal to the amount that would be distributed to such electing holder in respect of such Class A membership interests if the parent LLC were liquidated as of the date such holder provides notice of its election to redeem to the parent LLC, known as the “Redemption Price.” The Redemption Price is payable in shares of our common stock having a fair market value equal to the Redemption Price or, at the election of the electing holder, with the cash proceeds of a number of shares sold by the parent LLC having a fair market value equal to the Redemption Price.

Director Designation Agreement

As described above under “Proposal 1—Election of Directors,” we entered into a director designation agreement in connection with the IPO pursuant to which the parent LLC is entitled to nominate individuals to our Board of Directors. A copy of the director designation agreement is included as an exhibit to Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-165920) filed with the SEC on November 10, 2010, which is available from the SEC at its website at www.sec.gov.

Registration Rights Agreement

At the closing of the Going Private Transaction, the parent LLC became party to a registration rights agreement with us. Pursuant to the registration rights agreement, the parent LLC and each of the Sponsors may require us to effect a long-form registration on not more than three occasions and a short-form registration on an unlimited number of occasions, provided that the number of securities requested to be registered must have a value equal to at least $10 million based on the closing price of such security on the last trading day prior to the registration request. We may postpone for a reasonable period of time, which may not exceed 90 days, the filing of a registration statement that the parent LLC or the Sponsors requested that we file pursuant to the registration rights agreement if our Board of Directors determines that the filing of the registration statement will have a material adverse effect on our plan to engage in certain business transactions. Under the terms of this agreement, we will be required to pay all registration expenses in connection with any demand registration. In addition, if we propose to register additional shares of common stock, the parent LLC will be entitled to notice of the registration and is entitled to include its shares of common stock in that registration with all registration expenses paid by us.

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Transactions with Goldman, Sachs & Co. and its Affiliates

Goldman, Sachs & Co. is the manager of GS Direct, which indirectly owns approximately 15.3% of our common stock. Bradley J. Gross, a member of our Board of Directors and the board of managers of the parent LLC, is a Managing Director in the Principal Investment Area of Goldman, Sachs & Co.

Goldman, Sachs & Co. acted as an underwriter in connection with our IPO and received approximately $5.0 million in fees in connection therewith. Goldman, Sachs & Co. also acted as a dealer manager in the tender offers for our senior notes and as an arranger in the offers to purchase our senior subordinated unsecured term loans. Goldman, Sachs & Co. received an aggregate amount of approximately $400,000 as compensation for its services as a dealer manager and as an arranger in such tender offers and offers to purchase.

Goldman Sachs Lending Partners, LLC, an affiliate of Goldman, Sachs & Co., acted as syndication agent, joint lead arranger and joint bookrunner under the new senior secured credit facility. The new senior secured credit facility was entered into on May 9, 2011 and consisted of a senior secured term loan facility of $725.0 million and a senior secured revolving credit facility of $75.0 million. Goldman, Sachs & Co. received a total of $3.1 million in connection with the new senior secured credit facility.

Goldman, Sachs & Co., Goldman Sachs Credit Partners L.P. and their affiliates may in the future engage in commercial banking, investment banking or other financial advisory transactions with us and our affiliates.

Issuance of Membership Interests of the Parent LLC

In connection with the closing of the Going Private Transaction, the parent LLC issued an aggregate of $372.0 million of membership interests to the Sponsors. Veritas Capital and an affiliate of Veritas Capital purchased $172.0 million of membership interests, affiliates of Golden Gate Capital purchased $100.0 million of membership interests and GS Direct purchased $100.0 million of membership interests. At the closing of the Going Private Transaction, certain members of our management purchased an aggregate of approximately $6.4 million of membership interests from the parent LLC and, after the closing, GS Direct transferred $16.0 million of membership interests to third party investors.

In addition, certain members of our management have been granted Class B interests and certain members of management and employees have been granted Class B-1 interests in the parent LLC.

FINANCIAL STATEMENTS

A copy of our Annual Report to Stockholders, including financial statements, for the fiscal year ended June 30, 2013 has been provided to all stockholders as of September 16, 2013, the record date. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

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MISCELLANEOUS INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and the New York Stock Exchange. Based solely upon our review of the copies of the forms we have received and representations that no other reports were required, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2013.

Matters to be Considered at the Meeting

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names.

Deadline for Submission of Stockholder Proposals for the 2014 Annual Meeting

Proposals of stockholders intended to be presented at the 2014 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than June 6, 2014 to be included in the proxy statement for that meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to our Secretary at our principal offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Pursuant to our bylaws, we must not receive notice of any stockholder proposal earlier than July 19, 2014 nor later than August 18, 2014, or else the notice will be considered untimely and we are not required to present such proposal at the 2014 Annual Meeting.

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We will provide without charge to any stockholder as of the record date, copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, including financial statements and financial statement schedules thereto, upon written request delivered to Edward S. Wactlar, Secretary, at our offices at 35 South Service Road, P.O. Box 6022, Plainview, NY 11803-0622. These materials can also be found on our website at www.aeroflex.com.

By Order of the Board of Directors,

Edward S. Wactlar
Senior Vice President, General Counsel
and Secretary

Dated: October 4, 2013

Plainview, New York

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APPENDIX A

AEROFLEX HOLDING CORP.

2013 PERFORMANCE BONUS PLAN

Section 1. Purpose. The purpose of the Aeroflex Holding Corp. 2013 Performance Bonus Plan (the “Plan”) is to advance the interests of Aeroflex Holding Corp. (the “Company”) by rewarding selected employees of the Company and its subsidiaries for their contributions to the Company’s financial success and thereby motivate them to continue to make such contributions in the future by granting performance-based Awards (as hereinafter defined).

Section 2. Definitions. For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a) “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Applicable Employee Remuneration” has the meaning given to such term in Section 162(m)(4) of the Code.

(c) “Award” means a cash bonus opportunity under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee (or a subcommittee thereof) of the Board.

(g) “Covered Employee” has the same meaning given to such term in Section 162(m)(3) of the Code; provided, however, that a person will be considered a Covered Employee for purposes of this Plan only if such employee's Applicable Employee Remuneration for the relevant Fiscal Year is expected to exceed $1,000,000.

(h) “Fiscal Year” means the period beginning on July 1 and ending on June 30 or such other period that the Company may hereafter adopt as its fiscal year.

(i) “Participant” means the executive officers of the Company, any officer of the Company whose employment agreement refers to the Plan for the determination of an annual Award thereunder, and any other employee of the Company or any Affiliate selected by the Committee to participate in the Plan.

(j) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(k) “Performance Criterion or Criteria” shall have the meaning set forth in Section 4(b) of the Plan.

(l) “Performance Period” means each Fiscal Year after the Effective Date.

A-1

Section 3. Administration of Plan. The Committee shall administer the Plan and is authorized to interpret the Plan and from time to time to adopt such rules, regulations and guidelines consistent with the provisions of the Plan as it may deem advisable to carry out the Plan, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. Additionally, the Committee shall have the power, from time to time, to: (i) select the employees of the Company and its Affiliates who will participate in the Plan in accordance with Section 4(a); (ii) determine the terms and conditions of each Award, provided that such terms are in accordance with the Plan and not inconsistent with any employment or other agreement then extant; (iii) establish specific performance goals with respect to the Performance Criterion or Criteria for any Performance Period in accordance with Section 4 and certify whether and the extent to which such goals have been satisfied; and (iv) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All decisions made by the Committee shall be made in the Committee’s sole and absolute discretion and shall be final and binding on the Participants and all other Persons.

Section 4. Awards.

(a) Eligibility. Each executive officer of the Company and any other officer whose employment agreement refers to the Plan for the determination of an annual Award thereunder shall be entitled to participate in the Plan for each fiscal year. Additionally, the Committee may, in its discretion, select other officers and employees of the Company to participate in the Plan in any Fiscal Year.

(b) Performance Levels or Goals. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish and recommend to the Board for approval the three specific levels or goals of the selected Performance Criterion or Criteria, i.e., a Threshold, Target and Maximum goal or level that must be satisfied in order for an Award to become payable upon, respectively, the partial, full or over-achievement of the selected Performance Criterion or Criteria. Such performance objectives will be based upon the following criterion or criteria (the “Performance Criterion or Criteria”), as determined by the Committee for the Performance Period (subject to further adjustment in accordance with Section 4(d), below):

(i)         the attainment of certain target levels of, or a specified percentage increase in, revenues (including, without limitation, specified subsets or measures of revenue, such as “net sales”, “net income” or “pro forma net income”);

(ii)         the attainment of certain target levels of, or a specified percentage increase in, earnings before interest, taxes, depreciation and amortization (“EBITDA”), subject to such adjustments or modifications as may be appropriate, to reflect various types of accounting adjustments that historically and otherwise have been or are approved by the Compensation Committee;

(iii)         the attainment of certain target levels of, or a specified percentage increase in, operating income; or

(iv)         the attainment (whether expressed as an actual amount or as a percentage) of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable items or expenditures.

(c)         Bonus Levels upon Achievement of Performance Criterion. The bonus opportunity awarded to each Participant will be set by the Committee; provided however, the bonus payable upon achievement of threshold, target or maximum levels of the selected Performance Criterion or Criteria will, in the aggregate, be no less than:

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Executive Level	Attainment of Threshold Performance	Attainment of Target Performance	Attainment of Maximum Performance
Chief Executive Officer	50% of Base Salary	100% of Base Salary	150% of Base Salary
Executive Vice Presidents	50% of Base Salary	100% of Base Salary	150% of Base Salary
Senior Executive Officers	33 1/3% of Base Salary	66 2/3% of Base Salary	100% of Base Salary
Other Officers	33 1/3% of Base Salary	54% of Base Salary	75% of Base Salary
Other Participants	Committee Discretion

Amounts payable as an Award under the Plan based on the achievement of the Performance Criterion or Criteria selected shall be determined by interpolation if the actual performance attained is either between (X) the Threshold Performance level or goal and the Target Performance level or goal for such Performance Criterion or (Y) the Target Performance level or goal and the Maximum Performance level or goal for such Performance Criterion.

(d) Adjustments to Performance Goals. The Committee will, as appropriate, equitably redetermine the threshold, target and maximum for each Performance Criterion in the event of a divestiture or acquisition or the occurrence of an extraordinary, unforseen circumstance of consequence during the Performance Period; provided, however, that no such adjustment may be made unless such adjustment would be permissible under Section 162(m) of the Code.

(e) Maximum Award Amount Payable. The maximum amount payable hereunder to any single Participant with respect to any particular Performance Period will not exceed $3,000,000.

(f) Payment Conditioned on Continued Employment. Unless otherwise provided by the Committee or as may be required pursuant to the terms of an employment or other agreement between the Company and a Participant, no Participant will be entitled to any payment hereunder with respect to any particular Performance Period unless such Participant has remained continuously employed by the Company or its Affiliates through the last day of that Performance Period.

(g) Committee Discretion to Increase Awards. At any time prior to the payment of an Award, the Committee may, in its sole discretion, increase any amount payable to a Participant who the Committee has determined, prior to the payment of the Award, is not a Covered Employee and who would not become a Covered Employee as a result of any such increase.

Section 5. Payment. No Award shall be payable except upon written certification by the Committee that the selected Performance Criteria have been satisfied to a particular extent, provided that no such written certification shall be required if the Participant is not a Covered Employee as determined by the Committee prior to the payment of an Award. Payment hereunder will be made as soon as practicable after such certification, but in no event later than March 15th following the end of the Performance Period to which the Award relates.

Section 6. General Provisions

(a) Amendment. The Board or the Committee may at any time amend the Plan; provided, however, that no such amendment shall be effective without approval by the shareholders of the Company to the extent such approval is necessary to continue to qualify the amounts payable hereunder to Participants as “qualified performance-based compensation” under Section 162(m) of the Code and provided further that no such amendment to the Plan shall in any way impair the rights of a Participant pursuant to an Award without such Participant’s consent.

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(b) Non-Assignment of Awards. The Participant shall not be permitted to sell, transfer, pledge or assign any amount payable pursuant to the Plan or an Award, provided that the right to payment of an Award earned hereunder may pass by will or the laws of descent and distribution.

(c) Continued Employment. Neither the adoption of the Plan nor the execution of any document in connection with the Plan will confer upon any employee of the Company or an Affiliate any right to continued employment with the Company or such Affiliate.

(d) Withholding. The Company shall have the right to deduct any Federal, foreign, state or local taxes required by law to be withheld from any payments made under the Plan.

(e) Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of New York, without regard to the application of the principles of conflicts of laws.

(f) Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(g) Effective Date. The Plan shall be effective as of July 1, 2014 (the “Effective Date”), provided that the stockholders of the Company (the “Stockholders”) approve the plan prior to such date. If such approval is not obtained, then the Plan shall not be effective and shall be void ab initio.

(h) Reapproval by Stockholders. To the extent required under Section 162(m) of the Code and the regulations thereunder, (i) any change to the material terms of the Performance Criteria shall be disclosed to and approved by the Stockholders at the next annual meeting of Stockholders to be held following such change, and (ii) the material terms of the Performance Criteria shall be disclosed to and reapproved by the Stockholders no later than the annual meeting of Stockholders that occurs in the fifth year following the year in which Stockholders last approved the Performance Criteria.

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AEROFLEX HOLDING CORP.
 ATTN: ANDREW KAMINSKY
 35 SOUTH SERVICE ROAD
 PLAINVIEW, NY 11803

Investor     Address Line   1

Investor     Address Line   2

Investor     Address Line   3

Investor     Address Line   4

Investor     Address Line   5

John Sample

1234 ANYWHERE STREET

ANY   CITY,   ON     A1A    1A1

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL #	000000000000

NAME

THE COMPANY NAME INC.   - COMMON

THE COMPANY NAME INC.   - CLASS A

THE COMPANY NAME INC.   - CLASS B

THE COMPANY NAME INC.   - CLASS C

THE COMPANY NAME INC.   - CLASS D

THE COMPANY NAME INC.   - CLASS E

THE COMPANY NAME INC.   - CLASS F

THE COMPANY NAME INC.   - 401 K

SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
PAGE 1 OF	2

☒

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐		02 0000000000

1. Election of Directors

Nominees

01 Hugh Evans	02 Leonard Borow	03 John Buyko	04 Prescott H. Ashe	05	Joe Benavides
06 Bradley J. Gross	07 John D. Knoll	08 Ramzi M. Musallam	09 Richard N. Nottenburg	10	Benjamin M. Polk
11 Charles S. Ream	12 Mark H. Ronald	13 Peter J. Schoomaker

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.	For	Against	Abstain
2. Approve, on an advisory basis, named executive officer compensation.	☐	☐`	☐

3. Adopt the Aeroflex Holding Corp. 2013 Performance Bonus Plan.	☐	☐	☐

4. Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting	Yes	No	Investor Address Line 1
	☐	☐	Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report to Stockholders is/are available at www.proxyvote.com .

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AEROFLEX HOLDING CORP. Annual Meeting of Stockholders November 15, 2013 10:00 AM This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Hugh Evans and John Adamovich, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AEROFLEX HOLDING CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:00 AM EST on November 15, 2013, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side